                                                                       EXHIBIT 2


                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF MARYLAND
                               GREENBELT DIVISION

-----------------------------------------
                                         )
                                         )
In re                                    )
                                         )
CRIIMI MAE Inc., et al.,                 )        Chapter 11
                                         )        Case Nos. 98-2-3115(DK)
                Debtors.                 )        through 98-2-3117(DK)
                                         )        (Jointly Administered)
                                         )
-----------------------------------------



                  DEBTORS' AMENDED JOINT PLAN OF REORGANIZATION



VENABLE, BAETJER AND HOWARD, LLP                     AKIN, GUMP, STRAUSS, HAUER
Richard L. Wasserman                                  & FELD, L.L.P.
Gregory A. Cross                                     Stanley J. Samorajczyk, P.C.
1800 Mercantile Bank and Trust Building              Michael S. Stamer
Two Hopkins Plaza                                    1333 New Hampshire Avenue, N.W.
Baltimore, Maryland 21201                            Washington, D.C. 20036
(410) 244-7400                                       (202) 887-4000

Co-Counsel to CRIIMI MAE Inc.
and CRIIMI MAE Holdings II, L.P.

SHULMAN, ROGERS, GANDAL, PORDY & ECKER, P.A.
Morton A. Faller
11921 Rockville Pike
Third Floor
Rockville, MD 20852-2753
(301) 231-0928

Counsel to CRIIMI MAE Management, Inc.

Dated:   Rockville, Maryland
         December 23, 1999

                                TABLE OF CONTENTS


                                                                                                              Page

I.      INTRODUCTION .....................................................................................      2
II.     DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION ............................................      2
        A.   Definitions .................................................................................      2
              1.  Administrative Claim ...................................................................      2
              2.  Allowed Claim or Allowed Interest ......................................................      2
              3.  Allowed Class...Claim ..................................................................      3
              4.  Allowed Class...Interest ...............................................................      3
              5.  Bankruptcy Code ........................................................................      3
              6.  Bankruptcy Court .......................................................................      3
              7.  Bankruptcy Rules .......................................................................      3
              8.  Business Day ...........................................................................      3
              9.  Cash ...................................................................................      3
             10.  Claim...................................................................................      4
             11.  Class ..................................................................................      4
             12.  Class A9 Note ..........................................................................      4
             13.  Class A10 Cash Payment .................................................................      4
             14.  Class A10 Note .........................................................................      4
             15.  Clearing Systems .......................................................................      4
             16.  Clerk ..................................................................................      4
             17.  CMBS Sale Portfolio ....................................................................      4
             18.  CMI ....................................................................................      4
             19.  CMI Common Stock .......................................................................      4
             20.  CMI Equity Committee ...................................................................      4
             21.  CMI General Unsecured Claims ...........................................................      4
             22.  CMM ....................................................................................      4
             23.  CMM General Unsecured Claims ...........................................................      5
             24.  CMO-IV Bonds ...........................................................................      5
             25.  CMSLP ..................................................................................      5
             26.  Committees .............................................................................      5
             27.  Confirmation ...........................................................................      5
             28.  Confirmation Date ......................................................................      5
             29.  Confirmation Hearing ...................................................................      5
             30.  Confirmation Order .....................................................................      5
             31.  Co-Proponent ...........................................................................      5
             32.  Debtor Releasees .......................................................................      5
             33.  Debtors ................................................................................      5
             34.  Debtors in Possession ..................................................................      5
             35.  Disbursing Agent .......................................................................      5
             36.  Disclosure Statement ...................................................................      5
             37.  Disputed Claim .........................................................................      6
             38.  Disputed Interest ......................................................................      6



                                       -i-


             39.  Distribution Record Date ...............................................................      6
             40.  Docket .................................................................................      6
             41.  DTC ....................................................................................      6
             42.  Effective Date .........................................................................      6
             43.  Eligible Institution ...................................................................      6
             44.  Employee Claims ........................................................................      6
             45.  Equity Committee .......................................................................      6
             46.  Estates ................................................................................      6
             47.  File, Filed or Filing ..................................................................      6
             48.  Final Order ............................................................................      6
             49.  Freddie Mac ............................................................................      7
             50.  Freddie Mac Agreement ..................................................................      7
             51.  GACC ...................................................................................      7
             52.  Guarantee Claims .......................................................................      7
             53.  Holder .................................................................................      7
             54.  Holdings ...............................................................................      7
             55.  Holdings General Unsecured Claims ......................................................      7
             56.  Impaired ...............................................................................      7
             57.  Indemnitees ............................................................................      7
             58.  Indenture Trustee ......................................................................      7
             59.  Instrument .............................................................................      7
             60.  Insurance Proceeds .....................................................................      7
             61.  Intercompany Claims ....................................................................      7
             62.  Interest ...............................................................................      8
             63.  Letter of Transmittal ..................................................................      8
             64.  LIBOR ..................................................................................      8
             65.  Local Bankruptcy Rules .................................................................      8
             66.  Merrill ................................................................................      8
             67.  New Debt ...............................................................................      8
             68.  New Equity .............................................................................      8
             69.  New Securities .........................................................................      8
             70.  New Series C Preferred Stock ...........................................................      8
             71.  New Series D Preferred Stock ...........................................................      8
             72.  Old CMI Preferred Stock ................................................................      8
             73.  Old Securities .........................................................................      8
             74.  Old Senior Note Claims .................................................................      8
             75.  Old Senior Notes .......................................................................      8
             76.  Old Series C Preferred Stock ...........................................................      8
             77.  Old Series D Preferred Stock ...........................................................      9
             78.  Order ..................................................................................      9
             79.  Other Secured Claim ....................................................................      9
             80.  Person .................................................................................      9
             81.  Petition Date ..........................................................................      9
             82.  Plan ...................................................................................      9
             83.  Plan Interest ..........................................................................      9
             84.  Plan Rate ..............................................................................      9



                                      -ii-


             85.  Post-Petition Tax Claims ...............................................................      9
             86.  Priority Claim .........................................................................      9
             87.  Priority Tax Claim .....................................................................      9
             88.  Pro Rata ...............................................................................     10
             89.  Recapitalization Financing .............................................................     10
             90.  Reorganization Cases ...................................................................     10
             91.  Reorganized CMI ........................................................................     10
             92.  Reorganized CMI Articles of Incorporation ..............................................     10
             93.  Reorganized CMI Bylaws .................................................................     10
             94.  Reorganized CMM ........................................................................     10
             95.  Reorganized CMM Articles of Incorporation ..............................................     10
             96.  Reorganized CMM Bylaws .................................................................     10
             97.  Reorganized Debtors ....................................................................     10
             98.  Reorganized Holdings ...................................................................     10
             99.  Second Amended and Restated Stock Option Plan ..........................................     10
            100.  Secured Claim ..........................................................................     11
            101.  Securities Claim .......................................................................     11
            102.  Series B Prefererred Stock .............................................................     11
            103.  Series F Dividend Preferred Stock ......................................................     11
            104.  Stock Options ..........................................................................     11
            105.  Tendered Certificates ..................................................................     11
            106.  Tort Claim .............................................................................     11
            107.  UCC ....................................................................................     11
            108.  Unimpaired .............................................................................     11
            109.  Unsecured Claim ........................................................................     11
            110.  Voting Record Date .....................................................................     11
        B.   Interpretation and Computation of Time ......................................................     12
             1.   Defined Terms ..........................................................................     12
             2.   Rules of Interpretation ................................................................     12
             3.   Time Periods ...........................................................................     12
III.    DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS ...................................................     12
        A.   CMI Classes .................................................................................     13
        B.   CMM Classes .................................................................................     16
        C.   Holdings Classes ............................................................................     17
IV.     GENERAL PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS .........................................     17
        A.   Unclassified Claims .........................................................................     17
             1.   Administrative Claims ..................................................................     17
                  a.    General ..........................................................................     17
                  b.    Payment of Statutory Fees ........................................................     18
             2.   Priority Tax Claims ....................................................................     18
             3.   Bar Date for Administrative Claims .....................................................     18
                  a.    General Provisions ...............................................................     18
                  b.    Professionals ....................................................................     19
                  c.    Ordinary Course Liabilities ......................................................     19
                  d.    Tax Claims .......................................................................     19



                                      -iii-


        B.   Identification of Classes of Claims and Interests Impaired and Not
             Impaired by the Plan ........................................................................     20
             1.   Claims Against and Interests in CMI ....................................................     20
             2.   Claims Against and Interests in CMM ....................................................     20
             3.   Claims Against and Interests in Holdings ...............................................     20
        C.   Treatment of Claims Against and Interests in CMI ............................................     20
             1.   Class A1 (Citicorp Secured Claims) .....................................................     20
             2.   Class A2 (First Union Secured Claim) ...................................................     20
             3.   Class A3 (GACC Secured Claim) ..........................................................     21
             4.   Class A4 (Lehman Secured Claim) ........................................................     21
             5.   Class A5 (Merrill Secured Claim) .......................................................     21
             6.   Class A6 (Morgan Stanley Secured Claim) ................................................     21
             7.   Class A7 (Other Secured Claims) ........................................................     21
             8.   Class A8 (Priority Claims) .............................................................     21
             9.   Class A9 (Old Senior Note Claims) ......................................................     21
             10.  Class A10 (CMI General Unsecured Claims) ...............................................     22
             11.  Class A11 (Guarantee Claims) ...........................................................     22
             12.  Class A12 (Freddie Mac Claims) .........................................................     22
             13.  Class A13 (Intercompany Claims) ........................................................     22
             14.  Class A14 (Series B Preferred Stock) ...................................................     23
             15.  Class A15 (Series B Preferred Stock Securities Claims) .................................     23
             16.  Class A16 (Old Series C Preferred Stock) ...............................................     23
             17.  Class A17 (Old Series C Preferred Stock Securities Claims) .............................     23
             18.  Class A18 (Old Series D Preferred Stock) ...............................................     23
             19.  Class A19 (Old Series D Preferred Stock Securities Claim) ..............................     24
             20.  Class A20 (Series F Dividend Preferred Stock) ..........................................     24
             21.  Class A21 (CMI Common Stock) ...........................................................     24
             22.  Class A22 (Stock Options) ..............................................................     24
             23.  Class A23 (CMI Common Stock Securities Claims) .........................................     24
        D.   Treatment of Claims Against and Interests in CMM ............................................     24
             1.   Class B1 (First Union Secured Claims) ..................................................     24
             2.   Class B2 (Other Secured Claims) ........................................................     25
             3.   Class B3 (Priority Claims) .............................................................     25
             4.   Class B4 (Guarantee Claims) ............................................................     25
             5.   Class B5 (CMM General Unsecured Claims) ................................................     25
             6.   Class B6 (Intercompany Claims) .........................................................     25
             7.   Class B7 (CMI's Interests in CMM) ......................................................     25
        E.   Treatment of Claims Against and Interests in Holdings .......................................     26
             1.   Class C1 (Citicorp Secured Claims) .....................................................     26
             2.   Class C2 (Other Secured Claims) ........................................................     26
             3.   Class C3 (Priority Claims) .............................................................     26
             4.   Class C4 (Guarantee Claims) ............................................................     26
             5.   Class C5 (Holdings General Unsecured Claims) ...........................................     26
             6.   Class C6 (Intercompany Claims) .........................................................     26
             7.   Class C7 (Interests in Holdings) .......................................................     26
        F.   Modification of Treatment of Claims .........................................................     27



                                      -iv-


V.      DISTRIBUTIONS UNDER THE PLAN .....................................................................     27
        A.   Disbursing Agent ............................................................................     27
        B.   Timing of Distributions .....................................................................     27
        C.   Methods of Distributions ....................................................................     27
             1.   Cash Payments ..........................................................................     27
             2.   Compliance with Tax Requirements .......................................................     28
        D.   Distribution Record Date ....................................................................     28
        E.   Surrender of Cancelled Old Securities and Exchange of Exchanged .............................     28
             Securities for New Securities ...............................................................     28
             1.   Tender of Old Securities ...............................................................     28
                  a.  Old Securities Held in Book-Entry Form .............................................     28
                  b.  Old Securities in Physical, Registered, Certificated Form ..........................     29
             2.   Delivery of New Securities in Exchange for Old Securities ..............................     29
             3.   Special Procedures for Lost, Stolen, Mutiliated or Destroyed
                  Instruments ............................................................................     30
             4.   Failure to Surrender Cancelled Instrument ..............................................     30
        F.   Release of Security Interests in or Other Claims to or against Assets or Property of the Reorganized Debtors by Creditors Paid Pursuant
             to the Plan .................................................................................     30
        G.   Delivery of Distributions; Undeliverable or Unclaimed Distributions .........................     31
        H.   Procedures for Treating Disputed Claims Under Plan of Reorganization ........................     32
             1.   Disputed Claims ........................................................................     32
                  a.  Process ............................................................................     32
                  b.  Tort Claims ........................................................................     32
             2.   Objections to Claims and Interests .....................................................     32
             3.   Professional Claims ....................................................................     33
             4.   No Distributions Pending Allowance .....................................................     33
             5.   Distributions on Account of Disputed Claims and Interests
                  Once They are Allowed ..................................................................     33
        I.   Setoffs .....................................................................................     33
VI.     INDIVIDUAL HOLDER PROOFS OF INTEREST .............................................................     34
VII.    TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES ............................................     34
        A.   Assumptions .................................................................................     34
        B.   Cure of Defaults in Connection with Assumption ..............................................     34
        C.   Rejections ..................................................................................     34
        D.   Bar Date for Rejection Damages ..............................................................     35
VIII.   ACCEPTANCE OR REJECTION OF THE PLAN ..............................................................     35
        A.   Voting Classes ..............................................................................     35
        B.   Presumed Acceptances of Plan ................................................................     35
        C.   Confirmability of Plan and Cramdown .........................................................     35
IX.     MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN ...............................................     35
        A.   Corporate Structure .........................................................................     35
        B.   Corporate Action ............................................................................     36
             1.   Cancellation of Old Securities and Related Agreements ..................................     36
             2.   Articles of Incorporation and Bylaws for Reorganized CMI ...............................     36
             3.   Articles of Incorporation and Bylaws for Reorganized CMM ...............................     36



                                      -v-


             4.   Directors and Management of Reorganized CMI ............................................     36
             5.   Directors and Management of Reorganized CMM and
                  Reorganized Holdings ...................................................................     37
             6.   No Further Corporate Action ............................................................     37
        C.   Implementation ..............................................................................     37
        D.   Effectuating Documents and Actions ..........................................................     38
        E.   Term of Injunctions or Stays ................................................................     38
        F.   No Interest; Disallowance of Penalties and Premiums .........................................     38
        G.   Retiree Benefits ............................................................................     38
        H.   Recapitalization Financing Including Issuance of New Securities .............................     38
        I.   Sale of the CMBS Sale Portfolio .............................................................     39
        J.   Potential New Equity Investment and Rights Offering .........................................     39
        K.   Second Amended and Restated Stock Option Plan ...............................................     40
X.      CONFIRMATION AND EFFECTIVE DATE CONDITIONS .......................................................     40
        A.   Conditions to Confirmation ..................................................................     40
        B.   Conditions to Effective Date ................................................................     41
XI.     EFFECTS OF PLAN CONFIRMATION .....................................................................     41
        A.   Discharge of Debtors and Injunction .........................................................     41
        B.   Limitation of Liability .....................................................................     42
        C.   Releases ....................................................................................     42
        D.   Indemnification .............................................................................     43
        E.   Vesting of Assets ...........................................................................     44
        F.   Preservation of Causes of Action ............................................................     44
        G.   Retention of Bankruptcy Court Jurisdiction ..................................................     44
        H.   Failure of Bankruptcy Court to Exercise Jurisdiction ........................................     46
        I.   Committees ..................................................................................     46
XII.    MISCELLANEOUS PROVISIONS .........................................................................     47
        A.   Final Order .................................................................................     47
        B.   Modification of the Plan ....................................................................     47
        C.   Revocation of the Plan ......................................................................     47
        D.   Application of Section 1145 of the Bankruptcy Code and Federal
             Securities Laws .............................................................................     48
        E.   Application of Section 1146(c) of the Bankruptcy Code .......................................     48
        F.   Successors and Assigns ......................................................................     48
        G.   Saturday, Sunday or Legal Holiday ...........................................................     48
        H.   Committee Action ............................................................................     48
        I.   Post-Effective Date Effect of Evidences of Claims or Interests ..............................     48
        J.   Governing Law ...............................................................................     49
        K.   No Liability for Solicitation or Participation ..............................................     49
        L.   No Admissions or Waiver of Objections .......................................................     49

         I. INTRODUCTION

         CRIIMI MAE Inc. (defined herein as "CMI") and its affiliates CRIIMI MAE Holdings II L.P. (defined herein as "Holdings") and CRIIMI MAE Management, Inc. (defined herein as "CMM", collectively with CMI and Holdings, as "Debtors") hereby propose the following Amended Joint Plan of Reorganization (defined herein as the "Plan") for the resolution of the Debtors' outstanding creditor claims and equity interests and request confirmation of the Plan pursuant to
Section 1129 of the Bankruptcy Code. The Official Committee of Equity Security Holders of CMI (defined herein as the "CMI Equity Committee" joins the Debtors as a Co-Proponent of this Plan.

         All Holders of Claims and Interests are encouraged to read the Plan and the accompanying Disclosure Statement.

         No materials, other than the accompanying Disclosure Statement and any exhibits and schedules attached thereto or referenced therein, have been approved by the Debtors for use in soliciting acceptances or rejections of the Plan.

         II. DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION

A. DEFINITIONS.

         In addition to such other terms as are defined in other sections of the Plan, the following terms (which appear in the Plan as capitalized terms) have the following meanings as used in the Plan:

         1. "ADMINISTRATIVE CLAIM" means a Claim for payment of an administrative expense of a kind specified in Section 503(b) of the Bankruptcy Code and referred to in Section 507 (a) (1) of the Bankruptcy Code, including, without limitation, the actual and necessary costs and expenses incurred after the commencement of the Chapter 11 Cases of preserving the estate or operating the business of any of the Debtors (including wages, salaries and commissions for services), loans and advances to any of the Debtors made after the Petition Date, compensation for legal and other services and reimbursement of expenses awarded or allowed under Section 330(a) or 331 of the Bankruptcy Code, and all fees and charges against the estate under Section 1930 of title 28, United States Code.

         2. "ALLOWED CLAIM" or "ALLOWED INTEREST" means a Claim against or Interest in the Debtors:

                  (1) to the extent that a proof of such Claim or Interest was timely Filed and served upon the Debtors and no objection to the Claim or Interest, or motion to estimate the Claim or Interest for purposes of allowance (as used hereinafter, the word "objection" shall include a motion to estimate for purposes of allowance), is Filed within the time fixed by the Bankruptcy Court for such objections; or

                  (2) to the extent that a proof of such Claim or Interest is deemed Filed under applicable law or pursuant to a Final Order of the Bankruptcy Court (including, but not limited to, any Claim or Interest listed on the Debtors' schedules, not scheduled as contingent, unliquidated or disputed, and not superseded by a timely-filed proof of Claim or Interest) and no objection to the Claim or Interest is Filed within the time fixed by the Bankruptcy Court for such objections; or

                  (3) that is allowed pursuant to this Plan; or

                  (4) to the extent that a proof of such Claim or Interest is allowed pursuant to the following sentence of this definition.

         If an objection to a proof of Claim or Interest is filed within the time fixed by the Bankruptcy Court, the Claim or Interest shall be Allowed to the extent of:

                  (1) any amount of such Claim or Interest to which no objection was Filed; and

                  (2) any amount otherwise authorized by Final Order or the Plan.


"ALLOWED ADMINISTRATIVE CLAIM," "ALLOWED PRIORITY TAX CLAIM," "ALLOWED SECURED CLAIM" and "ALLOWED UNSECURED CLAIM" have correlative meanings.

         3. "ALLOWED CLASS ... CLAIM" means an Allowed Claim in the particular Class described.

         4. "ALLOWED CLASS ... INTEREST" means an Allowed Interest in the particular Class described.

         5. "BANKRUPTCY CODE" means title 11 of the United States Code, as now in effect or hereafter amended if such amendments are made applicable to the Reorganization Cases.

         6. "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Maryland, at Greenbelt, or such other court or adjunct thereof that exercises jurisdiction over the Reorganization Cases.

         7. "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure, as applicable from time to time in the Reorganization Cases.

         8. "BUSINESS DAY" means any day other than a Saturday, a Sunday or a "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

         9. "CASH" means lawful currency of the United States, a certified check, a cashier's check or a wire transfer of immediately available funds from any source, or a check drawn on a domestic bank from Reorganized CMI, Reorganized CMM, Reorganized Holdings or other Person making any distribution under the Plan.

         10. "CLAIM" means a claim against any of the Debtors, whether or not asserted or allowed, as defined in Section 101(5) of the Bankruptcy Code, including, without limitation, Administrative Claims.

         11. "CLASS" means a class of Claims or Interests designated pursuant to the Plan.

         12. "CLASS A9 NOTE" means one of a series of 7-year notes to be issued on the Effective Date by CMI pursuant to an Indenture to Holders of Allowed Class A9 Claims on the Distribution Record Date, with interest on the unpaid principal balance at the rate of 11.5% per annum, payable semiannually, which notes shall mature on the seventh anniversary of the Effective Date and which Indenture shall include reasonable and customary covenants.

         13. "CLASS A10 CASH PAYMENT" means the Cash payment to be made on the Effective Date by CMI to Holders of Allowed Class A10 Claims.

         14. "CLASS A10 NOTE" means one in a series of 6-year notes to be issued on the Effective Date by CMI pursuant to an Indenture to Holders of Allowed Class A10 Claims on the Distribution Record Date, with interest on the unpaid principal balance at the rate of 11.25% per annum, payable semiannually, which notes shall mature on the sixth anniversary of the Effective Date and which Indenture shall include reasonable and customary covenants.

         15. "CLEARING SYSTEMS" means DTC or any similar clearing system.

         16. "CLERK" means the Clerk of the Bankruptcy Court.

         17. "CMBS SALE PORTFOLIO" means those commercial mortgage-backed securities and any other assets identified on a schedule to be provided to the Bankruptcy Court at or before the Confirmation Hearing setting forth those commercial mortgage-backed securities and other assets to be sold as part of funding this Plan.

         18. "CMI" means CRIIMI MAE Inc., a Maryland corporation.

         19. "CMI COMMON STOCK" means the common stock of CMI, par value $.01 per share.

         20. "CMI EQUITY COMMITTEE" means the Official Committee of Equity Security Holders of CMI appointed by the United States Trustee.

         21. "CMI GENERAL UNSECURED CLAIMS" means all Allowed Unsecured Claims against CMI other than Claims against CMI of Holders of Old Senior Notes, Unsecured Claims (if any) in Classes A8, A9, A11, A12, A13, A15, A17, A19 and A23 as provided hereinafter, Administrative Claims against CMI and Priority Tax Claims against CMI.

         22. "CMM" means CRIIMI MAE Management, Inc., a Maryland corporation and wholly-owned subsidiary of CMI.

         23. "CMM GENERAL UNSECURED CLAIMS" means all Allowed Unsecured Claims against CMM other than Unsecured Claims (if any) in Classes B3, B4 and B6 as provided hereinafter, Administrative Claims against CMM and Priority Tax Claims against CMM.

         24. "CMO-IV BONDS" means the following bonds owned by CMI: CMM 1998-1, Class X/IO; CMM 1998-1, Class F; CMM 1998-1, Class G; CMM 1998-1, Class H; and CMM 1998-1, Class J.

         25. "CMSLP" means CRIIMI MAE Services Limited Partnership, a Maryland limited partnership.

         26. "COMMITTEES" means any statutory committees of creditors or equity interest holders of the Debtors appointed by the United States Trustee pursuant to Section 1102 of the Bankruptcy Code.

         27. "CONFIRMATION" means the entry by the Bankruptcy Court of the Confirmation Order.

         28. "CONFIRMATION DATE" means the date on which the Clerk enters the Confirmation Order on the Docket.

         29. "CONFIRMATION HEARING" means the hearing on confirmation of the Plan.

         30. "CONFIRMATION ORDER" means the Order of the Bankruptcy Court confirming the Plan under Section 1129 of the Bankruptcy Code.

         31. "CO-PROPONENT" means the CMI Equity Committee as a Co-Proponent of this Plan with the Debtors.

         32. "DEBTOR RELEASEES" shall have the meaning ascribed to such term in
Section XI.C of the Plan.

         33. "DEBTORS" means CMI, Holdings and CMM, collectively and individually as appropriate from the context, as debtors and debtors in possession.

         34. "DEBTORS IN POSSESSION" means the Debtors, when acting in the capacity of representatives of the Estates in the Reorganization Cases.

         35. "DISBURSING AGENT" means, collectively, one or more Persons responsible for making distributions under the Plan. The Reorganized Debtors or such Person(s) as the Debtors may employ in their sole discretion will serve as Disbursing Agent.

         36. "DISCLOSURE STATEMENT" means the disclosure statement pursuant to
Section 1125 or Section 1126(b) of the Bankruptcy Code with respect to the Plan (and all exhibits and schedules annexed thereto or referred to therein), as it may be amended or supplemented from time to time.

         37. "DISPUTED CLAIM" means a Claim, to the extent such Claim is not an Allowed Claim or disallowed by a Final Order.

         38. "DISPUTED INTEREST" means an Interest to the extent such Interest is not an Allowed Interest.

         39. "DISTRIBUTION RECORD DATE" means the date fixed by the Bankruptcy Court as the record date for determining the Holders of Allowed Claims or Allowed Interests who are entitled to receive distributions under this Plan, which date shall not be prior to five Business Days after the Confirmation Date and, if no such date is fixed, means five Business Days after the Confirmation Date.

         40. "DOCKET" means the docket or dockets in the Reorganization Cases maintained by the Clerk.

         41. "DTC" means The Depository Trust Company.

         42. "EFFECTIVE DATE" means the first Business Day that is not less than eleven (11) days after the Confirmation Date on which, as determined by the Debtors, (i) all conditions to the Effective Date set forth herein have been satisfied or waived by the Debtors, and (ii) no stay of the Confirmation Order is in effect.

         43. "ELIGIBLE INSTITUTION" shall have the meaning ascribed to such term in Section V.E.l.b of the Plan.

         44. "EMPLOYEE CLAIMS" means Claims which are asserted by employees of the Debtors in connection with their employment, including, without limitation, Claims arising from or relating to salaries or wages, accrued paid vacation, health-related benefits, severance benefits, field management and executive/administrative management incentive plans and similar employee benefits.

         45. "EQUITY COMMITTEE" means the Official Committee of Equity Security Holders of CMI appointed by the United States Trustee.

         46. "ESTATES" means the estates created in the Debtors' Reorganization Cases under Section 541 of the Bankruptcy Code.

         47. "FILE," "FILED" or "FILING" means file, filed or filing with the Bankruptcy Court in the Reorganization Cases.

         48. "FINAL ORDER" means an order or judgment of the Bankruptcy Court, as entered on the Docket in the Reorganization Cases, which has not been reversed, stayed, modified or amended, and as to which (a) the time to appeal, seek certiorari or request reargument or further review or rehearing has expired and no appeal, petition for certiorari or request for reargument or further review or rehearing has been timely filed, or (b) any appeal that has been or may be taken or any petition for certiorari or request for reargument or further review or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed, from which certiorari was sought or to which the request was made and no further appeal or petition for certiorari has been or can be taken or granted.

         49. "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation.

         50. "FREDDIE MAC AGREEMENT" means that certain Funding Note Purchase and Security Agreement dated as of September 22, 1995, among Freddie Mac, CMI and CRIIMI MAE Financial Corporation II.

         51. "GACC" means German American Capital Corporation.

         52. "GUARANTEE CLAIMS" means any Claim against any of the Debtors arising from or under any agreement of the Debtors guaranteeing the obligations of another Debtor.

         53. "HOLDER" means a Person who holds a Claim or Interest in such Person's capacity as the holder of such Claim or Interest. Where the identity of the Holder of a Claim or Interest is set forth on a register or other record maintained by or at the direction of the Debtors, the Holder of such Claim or Interest shall be deemed to be the Holder as identified on such register or record unless the Debtors are otherwise notified in a writing authorized by such Holder.

         54. "HOLDINGS" means CRIIMI MAE Holdings II, L.P., a Delaware limited partnership.

         55. "HOLDINGS GENERAL UNSECURED CLAIMS" means all Allowed Unsecured Claims against Holdings other than Unsecured Claims (if any) in Classes C3, C4 and C6 as provided hereinafter, Administrative Claims against Holdings and Priority Tax Claims against Holdings.

         56. "IMPAIRED" shall have the meaning ascribed to it in Section 1124 of the Bankruptcy Code.

         57. "INDEMNITEES" shall have the meaning ascribed to such term in
Section XI.D of the Plan.

         58. "INDENTURE TRUSTEE" means State Street Bank, as indenture trustee for the Old Senior Notes or any successor thereto.

         59. "INSTRUMENT" means any share of stock, security, promissory note or other "INSTRUMENT," within the meaning of that term, as defined in Section 9-105
(1) (i) of the UCC.

         60. "INSURANCE PROCEEDS" means the insurance proceeds payable to or on behalf of CMI with respect to an Allowed Securities Claim.

         61. "INTERCOMPANY CLAIMS" means any and all Claims and causes of action which any of the Debtors holds against any other Debtor.

         62. "INTEREST" means the interest of any equity security Holder of the Debtors, whether or not asserted, as defined in Section 101 (17) of the Bankruptcy Code.

         63. "LETTER OF TRANSMITTAL" shall have the meaning ascribed to such term in Section V.E.l.b of the Plan.

         64. "LIBOR" means the London Interbank Offered Rate for one-month United States dollars deposits as set forth on page 3750 of Telerate as of 8:00 a.m., New York City time, on the date of determination.

         65. "LOCAL BANKRUPTCY RULES" means the local rules of the Bankruptcy Court, as applicable from time to time in the Reorganization Cases.

         66. "MERRILL" means Merrill Lynch Mortgage Capital Inc.

         67. "NEW DEBT" means the new secured and unsecured debt to be borrowed by, or issued pursuant to the Plan to creditors of, the Reorganized Debtors as part of funding the Plan and the Reorganized Debtors.

         68. "NEW EQUITY" means the new equity capital (if applicable) raised by Reorganized CMI in accordance with Section IX.J of this Plan.

         69. "NEW SECURITIES" means the Class A9 Notes, the Class A10 Notes, the New Series C Preferred Stock and the New Series D Preferred Stock.

         70. "NEW SERIES C PREFERRED STOCK" means the New Series C Preferred Stock to be issued effective as of the Effective Date to Holders of Old Series C Preferred Stock as of the Distribution Record Date.

         71. "NEW SERIES D PREFERRED STOCK" means the New Series D Preferred Stock to be issued effective as of the Effective Date to Holders of Old Series D Preferred Stock as of the Distribution Record Date.

         72. "OLD CMI PREFERRED STOCK" means the Old Series C Preferred Stock and Old Series D Preferred Stock.

         73. "OLD SECURITIES" means the Old Senior Notes and the Old CMI Preferred Stock.

         74. "OLD SENIOR NOTE CLAIMS" means Claims arising from the Old Senior Notes (including all Claims and causes of action arising therefrom or in connection therewith).

         75. "OLD SENIOR NOTES" means CMI's 91/8% Senior Notes due 2002 in the aggregate, original, principal amount of $100 million.

         76. "OLD SERIES C PREFERRED STOCK" means CMI's Series C Cumulative Convertible Preferred Stock, with a liquidation preference of $100 per share.

         77. "OLD SERIES D PREFERRED STOCK" means CMI's Series D Cumulative Convertible Preferred Stock, with a liquidation preference of $100 per share.

         78. "ORDER" means an order or judgment of the Bankruptcy Court as entered on the Docket.

         79. "OTHER SECURED CLAIM" means any Allowed Secured Claim in Class A7, Class B2 or Class C2.

         80. "PERSON" means any individual, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, association, joint stock company, joint venture, government or political subdivision, official committee appointed by the United States Trustee, unofficial committee of creditors or equity holders, or other "entity" (as defined in the Bankruptcy Code).

         81. "PETITION DATE" means October 5, 1998, the date on which the Reorganization Cases were Filed.

         82. "PLAN" means this plan of reorganization for the Debtors in the Reorganization Cases and all exhibits and schedules hereto, as such may be amended, modified or supplemented from time to time.

         83. "PLAN INTEREST" means interest at the legal rate, which shall mean the federal judgment rate pursuant to 28 U.S.C. ss.1961(a) in effect as of the Confirmation Date unless the Holder of a Claim objects thereto on or before the Confirmation Date, in which event the applicable rate for such objector will be the federal rate as determined by the Bankruptcy Court for such objector if such objector is determined to be the Holder of an Allowed Claim.

         84. "PLAN RATE" means interest at the non-default contract interest rate provided for in the documents applicable to the Claim of the creditor for whom the term Plan Rate is applicable. If a creditor has more than one Allowed Claim with different documents providing for different non-default contract interest rates for each such Allowed Claim, then the Plan Rate shall be calculated at the non-default contract interest rate applicable to each separate component of such creditor's Allowed Claim.

         85. "POST-PETITION TAX CLAIMS" means Administrative Claims and other Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, to the extent such Claim accrues within the period from and including the Petition Date through and including the Effective Date.

         86. "PRIORITY CLAIM" means an Allowed Claim entitled to priority under any of Sections 507 (a) (3) through 507 (a) (7) or 507 (a) (9) of the Bankruptcy Code, but excludes Priority Tax Claims.

         87. "PRIORITY TAX CLAIM" means an Allowed Claim entitled to priority under Section 507 (a) (8) of the Bankruptcy Code.

         88. "PRO RATA" means proportionately so that, with respect to any Class or Classes, the ratio of (a) the amount of consideration distributed on account of a particular Allowed Claim to (b) the amount of such particular Allowed Claim, is the same as the ratio of (x) the amount of consideration distributed on account of all Allowed Claims of the Class or Classes in which the particular Allowed Claim is included to (y) the aggregate amount of all Allowed Claims of that Class or Classes. Until a Disputed Claim is disallowed by a Final Order or otherwise resolved, it will be treated in all Pro Rata calculations at the lesser of the amount requested by the claimant and such amount as may be capped by the Bankruptcy Court upon motion requesting such a cap.

         89. "RECAPITALIZATION FINANCING" means the total New Debt and New Equity (if applicable) to be used in connection with funding the Plan and the Reorganized Debtors.

         90. "REORGANIZATION CASES" means the Debtors' cases under chapter 11 of the Bankruptcy Code.

         91. "REORGANIZED CMI" means CMI, as it will be reorganized as of the Effective Date in accordance with this Plan.

         92. "REORGANIZED CMI ARTICLES OF INCORPORATION" means the amended and restated articles of incorporation of Reorganized CMI that will be effective on the Effective Date.

         93. "REORGANIZED CMI BYLAWS" means the amended and restated bylaws of Reorganized CMI that will be effective on the Effective Date.

         94. "REORGANIZED CMM" means CMM as it will be reorganized as of the Effective Date in accordance with this Plan.

         95. "REORGANIZED CMM ARTICLES OF INCORPORATION" means the amended and restated articles of incorporation of Reorganized CMM that will be effective on the Effective Date if the CMM articles of incorporation are amended; otherwise, it means the CMM articles of incorporation in existence as of the Effective Date.

         96. "REORGANIZED CMM BYLAWS" means the amended and restated bylaws of Reorganized CMM that will be effective on the Effective Date if the CMM bylaws are restated; otherwise, it means the CMM bylaws in existence as of the Effective Date.

         97. "REORGANIZED DEBTORS" means Reorganized CMI, Reorganized CMM and Reorganized Holdings, collectively and individually, as appropriate from the context.

         98. "REORGANIZED HOLDINGS" means Holdings as it will be reorganized as of the Effective Date in accordance with this Plan.

         99. "SECOND AMENDED AND RESTATED STOCK OPTION PLAN" means the Second Amended and Restated Stock Option Plan for Key Employees to be effective on the Effective Date.

         100. "SECURED CLAIM" means any Claim that is secured by a lien on property in which the Estates have an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Estates' interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to
Section 506 (a) or Section 1111 (b) of the Bankruptcy Code and any repurchase agreement Claim based upon the repurchase price thereunder but only to the extent of the value of the Claim Holder's interest in the property that is the subject of the repurchase agreement.

         101. "SECURITIES CLAIM" means (a) any Claim arising from a claim for rescission of a purchase or sale of any Old Securities or for damages arising from the purchase or sale of any Old Securities or (b) any Claim for indemnity, reimbursement or contribution on account of any such Claim.

         102. "SERIES B PREFERRED STOCK" means CMI's Series B Cumulative Convertible Preferred Stock, with a liquidation preference of $25.00 per share.

         103. "SERIES F DIVIDEND PREFERRED STOCK" means CMI's Series F Redeemable Cumulative Dividend Preferred Stock (convertible during the period of ten (10) business days after the fifth business day after the initial issue date and during the period of ten (10) business days ending ninety (90) calendar days after the initial issue date or the first business day thereafter).

         104. "STOCK OPTIONS" means the stock options to acquire CMI Common Stock outstanding as of the Effective Date.

         105. "TENDERED CERTIFICATES" shall have the meaning ascribed to such term in Section V.E.l.b of the Plan.

         106. "TORT CLAIM" means any Claim related to personal injury, property damage or loss, products liability or other similar Claims against any Debtor, and shall not include Securities Claims or Claims arising under, based upon or related to Stock Options.

         107. "UCC" means the Maryland Uniform Commercial Code, as in effect at any relevant time.

         108. "UNIMPAIRED" means with respect to any Claim or Interest that such Claim or Interest is not Impaired.

         109. "UNSECURED CLAIM" means any Claim that is not a Secured Claim.

         110. "VOTING RECORD DATE" means the date set by the Bankruptcy Court for determining the Holders of Old Senior Notes, Series B Preferred Stock, Old CMI Preferred Stock and CMI Common Stock entitled to vote to accept or reject the Plan.

INTERPRETATION AND COMPUTATION OF TIME.

         1.       Defined Terms.

         Any term used in the Plan that is not defined in the Plan, in Article II (Definitions) or elsewhere, but that is defined in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, as the case may be.

         2.       Rules of Interpretation.

         For purposes of the Plan: (a) whenever it appears appropriate from the context, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; provided, however, that any change to such form, terms, or conditions which is material to a party to such document shall not be made without such party's consent; (c) any reference in the Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit, as it may have been or may be amended, modified or supplemented from time to time; (d) unless otherwise specified in a particular reference, all references in the Plan to paragraphs, sections, articles and exhibits are references to paragraphs, sections, articles and exhibits of or to the Plan; (e) the words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to the Plan in its entirety rather than to a particular portion of the Plan only; (f) captions and headings to articles and paragraphs are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretations of the Plan; and (g) the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply.

         3.       Time Periods.

         In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.


            III.     DESIGNATION OF CLASSES OF CLAIMS AND INTERESTS

         The following is a designation of the Classes of Claims and Interests under the Plan. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified and are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and is classified in another Class or Classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other Class or Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Allowed Interest is not in any Class. A Disputed Claim or Disputed Interest, to the extent that it subsequently becomes an Allowed Claim or Allowed Interest, shall be included in the Class for which it would have qualified had it not been disputed. Notwithstanding anything to the contrary contained in the Plan, no distribution shall be made on account of any Claim or Interest to the extent such Claim or Interest is not an Allowed Claim or an Allowed Interest. In addition, for purposes of the classification and treatment of Secured Claims under this Plan, any transfers of Claims occurring after the Petition Date shall not impact the classification or treatment of Secured Claims as provided in the Plan or the status of an Unsecured Claim as of the Petition Date to continue to be treated under this Plan as an Unsecured Claim.

A.       CMI CLASSES


Class A1 - Citicorp Secured Claims            Class A1 consists of all Allowed Secured Claims against CMI of Citicorp Securities, Inc., Salomon Smith Barney Inc.,
                                              Citicorp Real Estate, Inc. and/or CitiBank N.A. or any
                                              other Holder of a Secured Claim against CMI under, arising from or related to that certain Master Repurchase Agreement between CMI and Citicorp Securities, Inc. dated as of
                                              August 1, 1997 or any documents executed in connection
                                              therewith or related thereto.

Class A2 - First Union Secured Claim          Class A2 consists of all Allowed Secured Claims against CMI of First Union National Bank or any other Holder of a
                                              Secured Claim against CMI under, arising from or related to
                                              (i) that certain Master Assignment Agreement between First
                                              Union National Bank and CMI dated as of June 30, 1998 or
                                              any documents executed in connection therewith or related
                                              thereto or (ii) that certain Guaranty by CMI in favor of
                                              and for the benefit of Signet Bank/Virginia entered into as of June 30, 1995 or that certain Collateral Assignment of
                                              Partnership Interests from CMI in favor of Signet
                                              Bank/Virginia dated as of June 30, 1995 or that certain
                                              Stock Pledge Agreement by CMI in favor of Signet
                                              Bank/Virginia dated as of June 30, 1995 or that certain
                                              Credit Agreement between CMM and Signet Bank/Virginia dated as of June 30, 1995 or any documents executed in connection with or related to any of the foregoing.

Class A3 - GACC Secured Claim                 Class A3 consists of all Allowed Secured Claims against CMI of German American Capital Corp. or any other Holder of a
                                              Secured Claim against CMI under, arising from or related to that certain Master Loan and Security Agreement between



                                       -13-


                                              CMI and German American Capital Corp. dated as of March 31,
                                              1998 or any documents executed in connection therewith or
                                              related thereto.

Class A4 - Lehman Secured Claim               Class A4 consists of all Allowed Secured Claims against CMI of Lehman Ali Inc. or any other Holder of a Secured Claim
                                              against CMI under, arising from or related to that certain
                                              Master Assignment Agreement between CMI and Lehman Ali Inc.
                                              dated as of May 29, 1998 or any documents executed in
                                              connection therewith or related thereto.

Class A5 - Merrill Secured Claim              Class A5 consists of all Allowed Secured Claims against CMI of Merrill Lynch Mortgage Capital Inc. or any other Holder of a Secured Claim against CMI under, arising from or
                                              related to that certain Master Assignment Agreement between
                                              CMI and Merrill Lynch Mortgage Capital Inc. dated as of
                                              September 25, 1997 or any documents executed in connection therewith or related thereto.

Class A6 - Morgan Stanley Secured Claim       Class A6 consists of any Allowed Secured Claims against CMI of Morgan Stanley & Co. International Ltd. or any other
                                              Holder of a Secured Claim against CMI under, arising from
                                              or related to that certain Master Repurchase Agreement
                                              between Morgan Stanley & Co. International Limited and CMI dated as of May 8, 1998 or any documents executed in
                                              connection therewith or related thereto.

Class A7 - Other Secured Claims               Class A7 consists of any Allowed  Secured Claims against CMI other  than the  Secured  Claims  specified  in  Classes  A1 through A6.

Class A8 - Priority Claims                    Class A8  consists of all Allowed  Priority  Claims  against
                                              CMI.

Class A9 - Old Senior Note Claims             Class A9  consists  of all  Allowed  Claims  against  CMI of
                                              Holders of Old Senior Notes.

Class A10 - CMI General Unsecured Claims      Class A10 consists of all Allowed  Unsecured  Claims against
                                              CMI other than the Unsecured  Claims (if any) in Classes A8,
                                              A9, A11,  A12,



                                       -14-


                                              A13, A15, A17, A19 and A23 and other than Administrative
                                              Claims and Priority Tax Claims.

Class A11 - Guarantee Claims                  Class A11  consists  of all  Allowed  Claims  against CMI of
                                              Holders of Guarantee  Claims  based upon CMI's  guarantee of obligations of CMM or Holdings, as the case may be.

Class A12 - Freddie Mac Claims                Class A12  consists  of Claims  against  CMI of Freddie  Mac numbered 335 and 497, on the July 20, 1999 claims  register, in the amount of $230,448,487.24 each.

Class A13 - Intercompany Claims               Class A13 consists of all Allowed  Claims against CMI of CMM or Holdings.

Class A14 - Series B Preferred Stock          Class A14 consists of all Allowed  Series B Preferred  Stock
                                              Interests in CMI.

Class A15 - Series B Preferred Stock          Class A15 consists of all Allowed Securities Claims on account
Securities Claims                             of Series B Preferred Stock against CMI.

Class A16 - Old Series C Preferred Stock      Class A16  consists  of all  Allowed  Old Series C Preferred
                                              Stock Interests in CMI.

Class A17 - Old Series C Preferred Stock      Claims Class A17 consists of all Allowed Securities Claims on
Securities                                    account of Old Series C Preferred Stock against CMI.

Class A18 - Old Series D Preferred Stock      Class A18  consists  of all  Allowed  Old Series D Preferred
                                              Stock Interests in CMI.

Class A19 - Old Series D Preferred Stock      Class A19 consists of all Allowed Securities Claims on Securities
                                              Claim account of Old Series D Preferred Stock against CMI.

Class A20 - Series F Dividend Preferred       lass  A20  consists  of  all  Allowed   Series  F  Dividend
Stock                                         referred Stock Interests in CMI.

Class A21 - CMI Common Stock                  lass  A21   consists  of  all  Allowed  CMI  Common   Stock
                                              nterests in CMI.

Class A22 - Stock Options                     lass A22 consists of all Allowed Stock Option Interests in
                                              CMI.


                                       -15-



Class A23 - CMI Common Stock Securities       Class  A23  consists  of all  Allowed  Securities
Claims                                        Claims on account of CMI Common Stock  against CMI.

B. CMM CLASSES

Class B1 - First Union Secured Claims         Class B1 consists of all Allowed Secured Claims
                                              against CMM of First Union National Bank or any
                                              other Holder of a Secured Claim against CMM under,
                                              arising from or related to that certain Credit
                                              Agreement between CMM and Signet Bank/Virginia
                                              dated as of June 30, 1995 or any documents executed
                                              in connection therewith or related thereto.

Class B2 - Other Secured Claims               Class B2  consists  of any  Allowed  Secured  Claims
                                              against CMM other than the Secured Claims  specified
                                              in Class B1.

Class B3 - Priority Claims                    Class B3  consists of all  Allowed  Priority  Claims
                                              against CMM.
Class B4 - Guarantee Claims                   Class B4 consists of all Allowed  Claims against CMM
                                              of  Holders  of  Guarantee  Claims  based upon CMM's
                                              guarantee  of  obligations  of CMI or  Holdings,  as
                                              the case may be.
Class B5 - CMM General Unsecured Claims       Class B5 consists of all  Allowed  Unsecured  Claims
                                              against  CMM other  than the  Unsecured  Claims  (if
                                              any)  in  Classes  B3,  B4  and B6  and  other  than
                                              Administrative Claims and Priority Tax Claims.

Class B6 - Intercompany Claims                Class B6 consists of all Allowed  Claims against CMM
                                              of CMI or Holdings.

Class B7 - CMI's Interests in CMM             Class B7 consists of all  Allowed  Interests  in CMM
                                              of CMI.


                                       -16-


C. HOLDINGS CLASSES

Class C1 - Citicorp Secured Claims            Class C1 consists of all  remaining  Allowed  Secured
                                              Claims  (if  any)   against   Holdings   of  Citicorp
                                              Securities, Inc. and/or Salomon Smith Barney Inc.

Class C2 - Other Secured Claims               Class  C2  consists  of any  Allowed  Secured  Claims
                                              against   Holdings  other  than  the  Secured  Claims
                                              specified in Class C1.

Class C3 - Priority Claims                    Class C3  consists  of all  Allowed  Priority  Claims
                                              against Holdings.

Class C4 - Guarantee Claims                   Class  C4  consists  of all  Allowed  Claims  against
                                              Holdings of Holders of  Guarantee  Claims  based upon
                                              Holdings'  guarantee of obligations of CMI or CMM, as
                                              the case may be.

Class C5 - Holdings General Unsecured         Class C5  consists of all  Allowed  Unsecured  Claims
Claims                                        against  Holdings other than the Unsecured Claims (if
                                              any)  in  Classes  C3,  C4  and  C6  and  other  than
                                              Administrative Claims and Priority Tax Claims.

Class C6 - Intercompany Claims                Class  C6  consists  of all  Allowed  Claims  against
                                              Holdings of CMI or CMM.

Class C7 - Interests in Holdings              Class  C7  consists  of  all  Allowed   Interests  in
                                              Holdings of CMI and CMSLP.


   IV.      GENERAL PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

A. Unclassified Claims.

         1. Administrative Claims.


         a. General.

         Subject to certain additional requirements for professionals and certain other entities set forth below, Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, shall pay to each Holder of an Allowed Administrative Claim, on account of its Administrative Claim and in full satisfaction thereof, Cash equal to the amount of such Allowed Administrative Claim on the later of the Effective Date or the day on which such Claim becomes an Allowed Claim, unless the Holder and Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, shall have agreed to other treatment of such Claim, or an order of the Bankruptcy Court provides for other terms, in which case such Allowed Administrative Claim shall be paid in accordance with such agreement or Bankruptcy Court order, as applicable; provided, that if incurred in the ordinary course of business or otherwise assumed by the Debtors pursuant to the Plan (including Administrative Claims of governmental units for taxes), an Allowed Administrative Claim will be assumed on the Effective Date and paid, performed or settled by Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, when due in accordance with the terms and conditions of the particular agreement(s) governing the obligation in the absence of the Reorganization Cases.

         b. Payment of Statutory Fees.

         All fees payable pursuant to 28 U.S.C. ss. 1930(a)(6) (U.S. Trustee
Fees) shall be paid by the Debtors or the Reorganized Debtors, as applicable, when such fees are due and owing.

         2. Priority Tax Claims.

         Unless otherwise agreed to by the Debtors or Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and a Holder of a Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive, at the sole option of Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim on the later of the Effective Date and the date on which such Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (ii) equal quarterly Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate to be determined by the Bankruptcy Court or otherwise agreed to by Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and such Holder, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the Holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim. The Holders of Allowed Priority Tax Claims are not entitled to vote on the Plan. Pursuant to Section 1123(a)(1) of the Bankruptcy Code, Priority Tax Claims are not designated a Class of Claims for purposes of voting on the Plan.

         3. Bar Date for Administrative Claims.

         a. General Provisions.

         Except as provided below for (i) non-tax liabilities incurred in the ordinary course of business by the Debtors in Possession and (ii) Post-Petition Tax Claims, requests for payment of Administrative Claims must be Filed and served on counsel for the Debtors and Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, no later than (x) sixty (60) days after the Effective Date, or (y) such later date, if any, as the Bankruptcy Court shall order upon application made prior to the end of such 60-day period. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses and the Holders of any Claims for federal, state or local taxes) that are required to

File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or any of their respective properties.

         b. Professionals.

         All professionals or other Persons requesting compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331, 503(b), 506(b) or 1103 of the Bankruptcy Code for services rendered on or before the Effective Date (including, without limitation, any compensation requested by any professional or any other Person for making a substantial contribution in the Reorganization Cases) shall File and serve on Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and counsel for Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, an application for final allowance of compensation and reimbursement of expenses no later than sixty (60) days after the Effective Date. Objections to applications of professionals or other Persons for compensation or reimbursement of expenses must be Filed and served on the Reorganized Debtors, counsel for the Reorganized Debtors and the requesting professional or other Person not later than ninety
(90) days after the Effective Date.

         On or as soon as reasonably practicable after the Effective Date, Reorganized CMI shall pay the contractual claims of the Indenture Trustee for its fees and expenses including its reasonable attorneys' fees and expenses. To the extent, after being furnished with supporting documents for such fees and expenses, Reorganized CMI disputes the reasonableness of any such fees and expenses, Reorganized CMI shall negotiate in good faith to resolve such dispute. To the extent that Reorganized CMI and the Indenture Trustee are unable to resolve any dispute, the dispute shall be resolved by the Bankruptcy Court. The Indenture Trustee shall not attach or set off any of its fees and expenses against distributions to Holders of Old Senior Notes and shall not otherwise withhold or delay any such distributions.

         c. Ordinary Course Liabilities.

         Except as provided herein, holders of Administrative Claims based on liabilities incurred in the ordinary course of the Debtors' businesses (other than Claims of governmental units for taxes or Claims and/or penalties related to such taxes) shall not be required to File any request for payment of such Claims. Such Administrative Claims shall be assumed and paid by Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, pursuant to the terms and conditions of the particular transactions giving rise to such Administrative Claims, without any further action by the Holders of such Claims. Any dispute with respect to ordinary course liabilities shall be submitted to the Bankruptcy Court for resolution unless resolved by agreement of the parties.

         d. Tax Claims.

         All requests for payment of Post-Petition Tax Claims, for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) sixty (60) days following the Effective Date, and (ii) 120 days following the filing of the tax return for such taxes for such tax year or period with the applicable governmental unit. Any Holder of any Post-Petition Tax Claim that is required to File a request for payment of such taxes and that does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Post-Petition Tax Claim against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or any of their respective properties, whether any such Post-Petition Tax Claim is deemed to arise prior to, on or subsequent to the Effective Date.

B. Identification of Classes of Claims and Interests Impaired and Not Impaired by the Plan.

         1. Claims Against and Interests in CMI.

         Classes A8, A12, A14, A15, A17, A19, A20, A22 and A23 are not Impaired by the Plan. Classes A1, A2, A3, A4, A5, A6, A7, A9, A10, A11, A13, A16, A18 and A21 are Impaired Classes under the Plan.

         2. Claims Against and Interests in CMM.

         Classes B3, B4 and B7 are not Impaired by the Plan. Classes B1, B2, B5 and B6 are Impaired Classes under the Plan.

         3. Claims Against and Interests in Holdings.

         Classes C3, C4 and C7 are not Impaired by the Plan. Classes C1, C2, C5 and C6 are Impaired Classes under the Plan.

C. Treatment of Claims Against and Interests in CMI.

         1. Class A1 (Citicorp Secured Claims).

         Reorganized CMI shall enter into on the Effective Date a refinancing of the principal amount (or purchase price) owing to the Holder of the Allowed Class A1 Claim with respect to the CMO-IV Bonds upon terms to be mutually agreed upon by CMI and the Holder of the Allowed Class A1 Claim. In addition, the Holder of the Allowed Class A1 Claim shall receive on the Effective Date payment in full in Cash of any remaining balance of its Allowed Class A1 Claim after the refinancing referred to in the preceding sentence, with interest on such Allowed Claim calculated at the Plan Rate.

         2. Class A2 (First Union Secured Claim).

         The Holder of the Allowed Class A2 Claim shall receive on the Effective Date payment in full in Cash of any remaining balance of its Allowed Class A2 Claim with interest thereon calculated at the Plan Rate.

         3. Class A3 (GACC Secured Claim).

         The Holder of the Allowed Class A3 Claim shall receive on the Effective Date the treatment of its Allowed Secured Claim set forth on Exhibit 1 hereto, or such other treatment as may be agreed to by CMI and the Holder of the Allowed Class A3 Claim.

         4. Class A4 (Lehman Secured Claim).

         The Holder of the Allowed Class A4 Claim shall receive on the Effective Date payment in full in Cash of any remaining balance of its Allowed Class A4 Claim with interest thereon calculated at the Plan Rate.

         5. Class A5 (Merrill Secured Claim).

         The Holder of the Allowed Class A5 Claim shall receive on the Effective Date the treatment of its Allowed Secured Claim set forth on Exhibit 1 hereto, or such other treatment as may be agreed to by CMI and the Holder of the Allowed Class A5 Claim.

         6. Class A6 (Morgan Stanley Secured Claim).

         The Holder of the Allowed Class A6 Claim shall receive on the Effective Date payment in full in Cash of any remaining balance of its Allowed Class A6 Claim with interest thereon calculated at the Plan Rate.

         7. Class A7 (Other Secured Claims).

         The Holder of an Allowed Class A7 Claim (if any) shall receive on the Effective Date either (i) payment in full in Cash of the Allowed Class A7 Claim with interest thereon calculated at the Plan Rate, (ii) if CMI so elects, the collateral securing the Allowed Class A7 Claim (if any) in full satisfaction of such Claim, or (iii) such other treatment as may be agreed to by CMI and the Holder(s), if any, of Allowed Class A7 Claim(s).

         8. Class A8 (Priority Claims).

         The Holders of Allowed Class A8 Claims shall receive on the Effective Date payment in full in Cash of Allowed Class A8 Claims including Plan Interest thereon.

         9. Class A9 (Old Senior Note Claims)

         Each Holder of an Allowed Class A9 Claim as of the Distribution Record Date shall receive on the Effective Date in exchange for its Old Senior Note payment in full of its Allowed Class A9 Claim, with any accrued and unpaid pre-petition interest thereon calculated at the Plan Rate and any accrued and unpaid post-petition interest thereon calculated at the Plan Interest rate, in the form of a Class A9 Note in a principal amount equal to such Holder's Allowed Class A9 Claim. All Old Senior Notes shall be deemed cancelled as of the Effective Date.

         10. Class A10 (CMI General Unsecured Claims).

         Each Holder of an Allowed Class A10 Claim shall receive on the Effective Date payment in full of its Allowed Class A10 Claim as of the Effective Date, with accrued and unpaid pre-petition interest thereon (if any) calculated at the non-default contract rate of interest in such Holder's documents for those Holders of Allowed Class A10 Claims who have an interest rate applicable to such Holder's Allowed Class A10 Claim and any accrued and unpaid post-petition interest thereon calculated at the Plan Interest rate, in the form of (i) such Holder's Pro Rata share of the Class A10 Cash Payment (after payment of the convenience class amount provided for hereinafter) and
(ii) a Class A10 Note in an amount equal to the remaining balance of such Holder's Allowed Class A10 Claim. In lieu of the foregoing treatment, there shall be a convenience class option as follows: any Holder of an Allowed Class A10 Claim (or whose Allowed Claim is treated within this Class) whose Allowed Claim is for $150,000 or less and elects the convenience class treatment on its ballot, or whose Allowed Claim is for an amount in excess of $150,000 and elects in writing on its ballot to reduce its claim to $150,000 and accept convenience class treatment thereof, shall be entitled to receive payment in Cash on the Effective Date of the allowed amount of such Holder's Allowed Class A10 Claim in full satisfaction of said Claim, with accrued and unpaid pre-petition interest thereon (if any) calculated at the non-default contract rate of interest in such Holder's documents for those Holders of Allowed Class A10 Claims electing convenience class treatment who have an interest rate applicable to such Holder's Allowed Claim and any accrued and unpaid post-petition interest thereon calculated at the Plan Interest rate. The total amount to be paid by CMI with respect to the foregoing convenience class option shall not exceed the aggregate amount of $10 million and such aggregate amount shall be paid from and thereby reduce the funds in the Class A10 Cash Payment.

         11. Class A11 (Guarantee Claims).

         If, and only to the extent that, an Allowed Class A11 Claim is not fully treated with respect to such Holder's underlying Allowed Claim under the Plan treatment for Claims against CMM or Holdings, as the case may be, any remaining Allowed Class A11 Claim (if any) shall be included as part of the CMI General Unsecured Claims and treated for all purposes as part of Class A10.

         12. Class A12 (Freddie Mac Claims).

         CMI's obligation under the Freddie Mac Agreement shall be deemed reaffirmed on the Effective Date, and the Claims of Freddie Mac numbered 335 and 497 on the July 2, 1999 claims register, each in the amount of $230,448,487.24, shall be deemed withdrawn and thereby disallowed as of the Effective Date.

         13. Class A13 (Intercompany Claims).

         No payment shall be made under the Plan to Holders of Class A13 Claims on account of such Claims.

         14. Class A14 (Series B Preferred Stock).

         Each Holder of Series B Preferred Stock as of the Effective Date shall retain its Series B Preferred Stock and each Holder of Series B Preferred Stock as of the Distribution Record Date shall receive payment in Cash on the Effective Date of the amount of any accrued and past due dividends on its shares of Series B Preferred Stock.

         15. Class A15 (Series B Preferred Stock Securities Claims).

         Each Holder of an Allowed Class A15 Claim (if any) shall, if, as and when any such Claim is Allowed by Final Order, receive in full satisfaction of any such Allowed Class A15 Claim its share of any Insurance Proceeds applicable thereto plus, if such Allowed Class A15 Claim (if any) is not paid in full from such Insurance Proceeds, CMI Common Stock in an amount equal in value, as of the date of issuance thereof, to the balance (if any) of such Allowed Class A15 Claim, provided that any such Claim not timely filed (and in any event not filed before the Confirmation Date) shall be released and discharged under the Plan and the Confirmation Order.

         16. Class A16 (Old Series C Preferred Stock).

         Each Holder of Old Series C Preferred Stock as of the Distribution Record Date shall receive in exchange for its Old Series C Preferred Stock an identical number of shares of New Series C Preferred Stock issued effective as of the Effective Date, plus Cash equal to the amount of any accrued and past due dividends thereon, or such other treatment as may be agreed to by CMI, the CMI Equity Committee and the Holder(s) of the Allowed Class A16 Interests. All shares of Old Series C Preferred Stock shall be deemed cancelled as of the Effective Date.

         17. Class A17 (Old Series C Preferred Stock Securities Claims).

         Each Holder of an Allowed Class A17 Claim (if any) shall, if, as and when any such Claim is Allowed by Final Order, receive in full satisfaction of any such Allowed Class A17 Claim its share of any Insurance Proceeds applicable thereto plus, if such Allowed Class A17 Claim (if any) is not paid in full from such Insurance Proceeds, CMI Common Stock in an amount equal in value, as of the date of issuance thereof, to the balance (if any) of such Allowed Class A17 Claim, provided that any such Claim not timely filed (and in any event not filed before the Confirmation Date) shall be released and discharged under the Plan and the Confirmation Order.

         18. Class A18 (Old Series D Preferred Stock).

         Each Holder of Old Series D Preferred Stock as of the Distribution Record Date shall receive in exchange for its Old Series D Preferred Stock an identical number of shares of New Series D Preferred Stock issued effective as of the Effective Date, plus Cash equal to the amount of any accrued and past due dividends thereon, or such other treatment as may be agreed to by CMI, the CMI Equity Committee and the Holder(s) of the Allowed Class A18 Interests. All shares of Old Series D Preferred Stock shall be deemed cancelled as of the Effective Date.

         19. Class A19 (Old Series D Preferred Stock Securities Claim).

         Each Holder of an Allowed Class A19 Claim (if any) shall, if, as and when any such Claim is Allowed by Final Order, receive in full satisfaction of any such Allowed Class A19 Claim its share of any Insurance Proceeds applicable thereto plus, if such Allowed Class A19 Claim (if any) is not paid in full from such Insurance Proceeds, CMI Common Stock in an amount equal in value, as of the date of issuance thereof, to the balance (if any) of such Allowed Class A19 Claim, provided that any such Claim not timely filed (and in any event not filed before the Confirmation Date) shall be released and discharged under the Plan and the Confirmation Order.

         20. Class A20 (Series F Dividend Preferred Stock).

         Each Holder of Series F Dividend Preferred Stock as of the Effective Date shall retain its Series F Dividend Preferred Stock. There shall be no change in the relative rights and preferences of the Series F Dividend Preferred Stock.

         21. Class A21 (CMI Common Stock).

         Each Holder of CMI Common Stock as of the Effective Date shall retain its CMI Common Stock.

         22. Class A22 (Stock Options).

         Each Holder of a Stock Option as of the Effective Date shall retain its Stock Option.

         23. Class A23 (CMI Common Stock Securities Claims).

         All Holders of Allowed Class A23 Claims as of the Effective Date shall receive in full satisfaction of any such Allowed Class A23 Claims their share of any Insurance Proceeds applicable thereto plus, if such Allowed Class A23 Claims (if any) are not paid in full from such Insurance Proceeds, CMI Common Stock in an amount equal in value, as of the date of issuance thereof, to the balance (if any) of such Allowed Class A23 Claims.

D. Treatment of Claims Against and Interests in CMM.

         1. Class B1 (First Union Secured Claims).

         The Holder of the Allowed Class B1 Claim shall receive on the Effective Date payment in full in Cash of any remaining balance of its Allowed Class B1 Claim with interest thereon calculated at the Plan Rate.

         2. Class B2 (Other Secured Claims)

         The Holder of an Allowed Class B2 Claim (if any) shall receive on the Effective Date either (i) payment in full in Cash of the Allowed Class B2 Claim with interest thereon calculated at the Plan Rate, (ii) if CMI so elects, the collateral securing the Allowed Class B2 Claim (if any) in full satisfaction of such Claim, or (iii) such other treatment as may be agreed to by CMI and the Holder(s), if any, of Allowed Class B2 Claim(s).


         3. Class B3 (Priority Claims).

         The Holders of Allowed Class B3 Claims shall receive on the Effective Date payment in full in Cash of Allowed Class B3 Claims including Plan Interest thereon.

         4. Class B4 (Guarantee Claims).

         The Holders of Allowed Class B4 Claims (if any) shall be paid, if, as and when any such Claim is allowed by Final Order, in Cash in full by CMM or Reorganized CMM including Plan Interest thereon if, and only to the extent, not fully treated with respect to such Holder's underlying Allowed Claim under the Plan treatment for Claims against CMI or Holdings, as the case may be.

         5. Class B5 (CMM General Unsecured Claims).

         The Holders of Allowed Class B5 Claims shall receive on the Effective Date payment in full in Cash of Allowed Class B5 Claims, with accrued and unpaid pre-petition interest thereon (if any) calculated at the non-default contract rate of interest in such Holder's documents for those Holders of Allowed Class B5 Claims who have an interest rate applicable to such Holder's Allowed Class B5 Claim and any accrued and unpaid post-petition interest thereon calculated at the Plan Interest rate.

         6. Class B6 (Intercompany Claims).

         No payment shall be made under the Plan to Holders of Class B6 Claims on account of such Claims.

         7. Class B7 (CMI's Interests in CMM).

         The Holder of the Class B7 Interest shall retain its Interest under the Plan.

E.       Treatment of Claims Against and Interests in Holdings.

         1. Class C1 (Citicorp Secured Claims).

         The Holder of any remaining Allowed Class C1 Claim (if any) shall receive on the Effective Date payment in full in Cash of the Allowed Class C1 Claim with interest thereon calculated at the Plan Rate.

         2. Class C2 (Other Secured Claims).

         The Holder of an Allowed Class C2 Claim (if any) shall receive on the Effective Date either (i) payment in full in Cash of the Allowed Class C2 Claim with interest thereon calculated at the Plan Rate, (ii) if CMI so elects, the collateral securing the Allowed Class C2 Claim (if any) in full satisfaction of such Claim, or (iii) such other treatment as may be agreed to by CMI and the Holder(s), if any, of Allowed Class C2 Claim(s).

         3. Class C3 (Priority Claims).

         The Holders of Allowed Class C3 Claims shall receive on the Effective Date payment in full in Cash of Allowed Class C3 Claims including Plan Interest thereon.

         4. Class C4 (Guarantee Claims).

         The Holders of Allowed Class C4 Claims (if any) shall receive if, as and when any such Claim is allowed by Final Order payment in Cash in full including Plan Interest thereon if, and only to the extent, not fully treated with respect to such Holder's underlying Allowed Claim under the Plan treatment for Claims against CMI or CMM, as the case may be.

         5. Class C5 (Holdings General Unsecured Claims).

         The Holders of Allowed Class C5 Claims (if any) shall, if, as and when any such Claim is allowed by Final Order, be included as part of the CMI General Unsecured Claims and included for all purposes in the treatment provided in Class A10 hereinabove.

         6. Class C6 (Intercompany Claims).

         No payment shall be made under the Plan to Holders of Class C6 Claims on account of such Claims.

         7. Class C7 (Interests in Holdings).

         The Holders of the Class C7 Interests shall retain their Interests under the Plan.

F.       Modification of Treatment of Claims.

         The Debtors reserve for themselves and the Reorganized Debtors the right to modify the treatment of any Allowed Claim or Interest in any manner adverse only to the Holder of such Claim or Interest at any time after the Effective Date upon the consent of the creditor or interest holder whose Allowed Claim or Interest, as applicable, is being adversely affected.

                        V. DISTRIBUTIONS UNDER THE PLAN
A. Disbursing Agent.

         The Reorganized Debtors, or such Person(s) as the Debtors may employ in their sole discretion, will act as Disbursing Agent under the Plan. The Disbursing Agent shall make all distributions of Cash required to be distributed under the applicable provisions of the Plan and any documents executed in connection therewith. The Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan and any documents executed in connection therewith. Each Disbursing Agent will serve without bond, and each Disbursing Agent, without further Bankruptcy Court approval, will receive reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors.

B. Timing of Distributions.

         Except as otherwise provided in this Plan with respect to any particular Claim or Interest, property to be distributed hereunder on account of Allowed Claims and Allowed Interests (a) shall be distributed on the date provided for distribution with respect to that Class or as soon as practicable thereafter to each Holder of an Allowed Claim or an Allowed Interest in that Class that is an Allowed Claim or an Allowed Interest as of said distribution date, and (b) shall be distributed to each Holder of an Allowed Claim or an Allowed Interest of that Class that becomes an Allowed Claim or Allowed Interest after the distribution date as soon as practicable after the Order of the Bankruptcy Court allowing such Claim or Interest becomes a Final Order.

C. Methods of Distributions.

         1. Cash Payments.

         Cash payments made pursuant to the Plan will be in United States dollars. Cash payments to foreign creditors may be made, at the option of the Debtors or the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments made pursuant to the Plan in the form of checks issued by Reorganized Debtors shall be null and void if not cashed within 90 days of the date of the issuance thereof. Requests for reissuance of any check shall be made directly to the Disbursing Agent as set forth in Section V.G below. Cash payments may, at the option of the Debtors or Reorganized Debtors, be made by wire transfer.

         2. Compliance with Tax Requirements.

         In connection with the distributions set forth herein, to the extent applicable, the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to this Plan shall be subject to such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

         Notwithstanding any other provision contained herein: (i) each Holder of an Allowed Claim or Allowed Interest that is to receive a distribution of Cash pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution; and (ii) no distribution shall be made to or on behalf of such Holder pursuant to the Plan unless and until such Holder has made arrangements reasonably satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any distributions pursuant to the Plan will, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Section V.G of the Plan.

D. Distribution Record Date.

         As of the close of business on the Distribution Record Date, the transfer registers for the Old Securities maintained by the Debtors, or their respective agents, will be closed. The Disbursing Agent and its respective agents and the Indenture Trustee will have no obligation to recognize the transfer of any Old Securities occurring after the Distribution Record Date, and will be entitled for all purposes relating to this Plan to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

E. Surrender of Cancelled Old Securities and Exchange of Old Securities for New Securities.

         1. Tender of Old Securities.

         The mechanism by which Holders of Allowed Claims and Allowed Interests surrender their Old Securities in order to receive Cash, if and as applicable under this Plan, and to exchange such Old Securities for New Securities (as applicable), shall be determined based upon the manner in which the Old Securities were issued and the mode in which they are held, as set forth below.

         a. Old Securities Held in Book-Entry Form

         Old Securities held in book-entry form through bank and broker nominee accounts shall be mandatorily cancelled and (i) Cash distributed, if and as applicable under this Plan, and (ii) mandatorily exchanged for New Securities (as applicable) through the facilities of such nominees and the systems of the applicable securities depository or Clearing System holding such Old Securities on behalf of the brokers or banks.

         b. Old Securities in Physical, Registered, Certificated Form

         Each Holder of Old Securities in physical, registered, certificated form will be required, on or before the Effective Date, to deliver its physical notes or certificates (the "Tendered Certificates") to the Disbursing Agent, accompanied by a properly executed letter of transmittal, to be distributed by the Disbursing Agent after the Confirmation Date and containing such representations and warranties as are described in the Disclosure Statement (a "Letter of Transmittal").

         Any Cash or New Securities to be distributed pursuant to this Plan on account of any Allowed Claim or Allowed Interest represented by an Old Security held in physical, registered, certificated form shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section V.G below.

         Signatures on a Letter of Transmittal must be guaranteed by an Eligible Institution (as defined below), unless the Old Securities tendered pursuant thereto are tendered for the account of an Eligible Institution. If signatures on a Letter of Transmittal are required to be guaranteed, such guarantees must be by a member firm of a registered national securities exchange in the United States, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or a correspondent in the United States (each of which is an "Eligible Institution"). If Old Securities are registered in the name of a Person other than the Person signing the Letter of Transmittal, the Old Securities, in order to be tendered validly, must be endorsed or accompanied by a properly completed power of authority, with signature guaranteed by an Eligible Institution.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Letters of Transmittal and Tendered Certificates will be resolved by the applicable Disbursing Agent, whose determination shall be final and binding, subject only to review by the Bankruptcy Court upon application with due notice to any affected parties in interest. CMI reserves the right, on behalf of itself and the Disbursing Agent, to reject any and all Letters of Transmittal and Tendered Certificates not in proper form, or Letters of Transmittal and Tendered Certificates, the Disbursing Agent's acceptance of which would, in the opinion of the Disbursing Agent or its counsel, be unlawful.

         2. Delivery of New Securities in Exchange for Old Securities.

         On the Effective Date, Reorganized CMI or the Disbursing Agent shall issue and authenticate the New Securities and shall apply to DTC to make the New Securities eligible for deposit at DTC. With respect to Holders of Old Securities who hold such Old Securities through nominee accounts at bank and broker participants in DTC or any similar clearing system, the Disbursing Agent shall deliver the New Securities to DTC or to the registered address specified by the Clearing System. The Clearing System (or its depositary) shall return the applicable Old Securities to the Disbursing Agent for cancellation.

         The Disbursing Agent will request that DTC effect a mandatory exchange of the applicable Old Securities for the applicable New Securities by crediting the accounts of its participants with the applicable New Securities in exchange for the Old Securities. On the effective date of such exchange, each DTC participant will effect a similar exchange for accounts of the beneficial owners holding Old Securities through such firms. Neither the Debtors, Reorganized Debtors nor the Disbursing Agent shall have any responsibility or liability in connection with the Clearing Systems' or such participants' effecting, or failure to effect, such exchanges.

         Holders of Old Securities holding such Old Securities outside a Clearing System will be required to surrender their Old Securities by delivering them to the Disbursing Agent, along with properly executed Letters of Transmittal (as described above in Section V.E.1.b). The Disbursing Agent shall forward the New Securities on account of such Old Securities to such Holders.

         3. Special Procedures for Lost, Stolen, Mutilated or Destroyed Instruments.

         Any Holder of a Claim or an Interest evidenced by an Instrument that has been lost, stolen, mutilated or destroyed will, in lieu of surrendering such Instrument, deliver to the Disbursing Agent: (a) an affidavit of loss or other evidence reasonably satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such security or indemnity as may reasonably be required by the Disbursing Agent to hold the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Instrument. Upon compliance with this Section, the Holder of a Claim or Interest evidenced by any such lost, stolen, mutilated or destroyed Instrument shall, for all purposes under the Plan and notwithstanding anything to the contrary contained herein, be deemed to have surrendered such Instrument.

         4. Failure to Surrender Cancelled Instrument.

         Any Holder of Old Securities holding such Old Securities in physical, registered or certificated form who has not properly completed and returned to the Disbursing Agent a Letter of Transmittal, together with the applicable Tendered Certificates, within two years after the Effective Date shall have its claim for a distribution pursuant to the Plan on account of such Instrument discharged and shall be forever barred from asserting any such claim against Reorganized CMI, Reorganized CMM or Reorganized Holdings or their properties. In such cases, any Cash or New Securities held for distribution on account of such claim shall be disposed of pursuant to the provisions of Section V.G hereof.

F. Release of Security Interests in or Other Claims to or against Assets or Property of the Reorganized Debtors by Creditors Paid Pursuant to the Plan.

         Any Holder of a Secured Claim whose Secured Claim is being paid in full in accordance with Section IV.C, IV.D or IV.E of the Plan shall cooperate in all respects with the Reorganized Debtors and shall execute such documents and release and return to the Reorganized Debtors such assets or property of the Debtors or Reorganized Debtors, as applicable, that such creditor is holding, directly or indirectly, as collateral or in custody, and release and return all escrows created or existing in respect to any such Claim, and, if applicable, unwind any alleged repurchase agreements or claims to assets or property subject to such alleged repurchase agreements. Furthermore, any and all Holders of such Secured Claims shall execute such documents and take such actions as may be reasonably required by the Reorganized Debtors to effectuate the transfer or retransfer back to the Reorganized Debtors of all collateral security, or assets or property held subject to alleged repurchase agreements, free and clear of all liens, security interests, claims or interests in or to such collateral, assets or property by such Holder, and shall confirm the foregoing in writing if requested by the Reorganized Debtors.

G. Delivery of Distributions; Undeliverable or Unclaimed Distributions.

         Any Person that is entitled to receive a Cash distribution under this Plan but that fails to cash a check within 90 days of its issuance shall be entitled to receive a reissued check from Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, for the amount of the original check, without any interest, if such Person requests the Disbursing Agent to reissue such check and provides the Disbursing Agent with such documentation as the Disbursing Agent reasonably requests to verify that such Person is entitled to such check, prior to the second anniversary of the Effective Date. If a Person fails to cash a check within 90 days of its issuance and fails to request reissuance of such check prior to the second anniversary of the Effective Date, such Person shall not be entitled to receive any distribution under this Plan.

         Subject to Bankruptcy Rule 9010, all distributions to any Holder of an Allowed Claim or an Allowed Interest shall be made to the address of such Holder on the books and records of the Debtors or their agents, unless Reorganized CMI, Reorganized CMM or Reorganized Holdings, as applicable, has been notified in writing of a change of address. If the distribution to any Holder of an Allowed Claim or Allowed Interest is returned to a Disbursing Agent as undeliverable, such Disbursing Agent shall use reasonable efforts to determine the current address of such Holder, but no distribution shall be made to such Holder unless and until the applicable Disbursing Agent has determined or is notified in writing of such Holder's then-current address, at which time such distribution shall be made to such Holder without any additional interest on such distribution after the Effective Date. Undeliverable distributions shall remain in the possession of the applicable Disbursing Agent pursuant to Section V.A of the Plan until such time as a distribution becomes deliverable. Undeliverable Cash or New Securities shall be held in trust by the applicable Disbursing Agent for the benefit of the potential claimants of such funds or securities, and will be accounted for separately. Any Disbursing Agent holding undeliverable Cash shall invest such Cash in a manner consistent with the Debtors' investment and deposit guidelines. Any interest paid, and any other amounts earned, with respect to such undeliverable Cash pending its distribution in accordance with this Plan shall be property of Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be. Any unclaimed or undeliverable distributions (including Cash and New Securities) shall be deemed unclaimed property under
Section 347 (b) of the Bankruptcy Code at the expiration of two years after the Effective Date and, after such date, all such unclaimed property shall revert to Reorganized CMI, Reorganized CMM, or Reorganized Holdings, as the case may be, and the Claim or Interest of any Holder with respect to such property shall be discharged and forever barred.

H. Procedures for Treating Disputed Claims Under Plan of Reorganization.

         1. Disputed Claims.

         a. Process.

         If any of the Debtors or Reorganized Debtors disputes any Claim, such dispute shall be determined, resolved or adjudicated, as the case may be, under applicable law. Among other things, any Debtor or Reorganized Debtors may elect, at its sole option, to object or seek estimation under Section 502 of the Bankruptcy Code with respect to any proof of Claim filed by or on behalf of a Holder of a Claim or any proof of Interest filed by or on behalf of a Holder of an Interest.

         b. Tort Claims.

         All Tort Claims are Disputed Claims. Any unliquidated Tort Claim that is not otherwise settled or resolved pursuant to Section V.H.l.a above shall be determined and liquidated under applicable law in the Bankruptcy Court or the administrative or judicial tribunal in which it is pending on the Confirmation Date or, if no such action was pending on the Confirmation Date, in the Bankruptcy Court or any administrative or judicial tribunal of appropriate jurisdiction. Pursuant to Section IX.E hereof, the automatic stay arising pursuant to Section 362 of the Bankruptcy Code shall be vacated as of the Effective Date as to all Tort Claims. Any Tort Claim determined and liquidated pursuant to a judgment obtained in accordance with this Section V.H. l.b and applicable non-bankruptcy law that is no longer subject to appeal or other review and that is not paid by applicable insurance coverage shall be deemed to be an Allowed Claim in Class A10, B5 or C5, as applicable, in such liquidated amount and satisfied in accordance with this Plan. Nothing contained in this
Section V.H.l.b shall constitute or be deemed a waiver of any claim, right or cause of action that the Debtors or the Reorganized Debtors may have against any Person in connection with or arising out of any Tort Claim, including, without limitation, any rights under Section 157(b) of title 28, United States Code.

         2. Objections to Claims and Interests.

         Except insofar as a Claim or Interest is allowed hereunder, Reorganized CMI, Reorganized CMM and Reorganized Holdings shall be entitled and reserve the right to object to Claims and Interests. Except as otherwise provided in Section V.H.3 below and except as otherwise ordered by the Bankruptcy Court, objections to any Claim or Interest, including, without limitation, Administrative Claims, shall be Filed and served upon the Holder of such Claim or Interest no later than 90 days after the Effective Date, unless such period, is, extended by the Bankruptcy Court, which extension may be granted on an ex parte basis without notice or hearing. After the Confirmation Date, only the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings shall have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims and Interests. From and after the Confirmation Date, the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings may settle or compromise any Disputed Claim or Disputed Interest without approval of the Bankruptcy Court. Except as
(i) specified otherwise herein, or (ii) ordered by the Bankruptcy Court, all Disputed Claims or Disputed Interests shall be resolved by the Bankruptcy Court. The failure of the

Debtors to object to any Claim or Interest for voting purposes shall not be deemed to be a waiver of the Debtors' or Reorganized Debtors right to object to any Claim or Interest in whole or in part thereafter.

         3. Professional Claims.

         Except as otherwise ordered by the Bankruptcy Court, objections to Claims of professionals shall be governed by the provisions of Section IV.A.3.b hereof.

         4. No Distributions Pending Allowance.

         Notwithstanding any other provisions of this Plan, no payments or distributions will be made on account of a Disputed Claim or a Disputed Interest until such Claim or Interest becomes an Allowed Claim or Allowed Interest. If an interest-bearing reserve account is established for a Disputed Claim, interest accruing on such Claim after the establishment of such reserve account (if it is ultimately Allowed by Final Order or settlement between such Holder and the applicable Reorganized Debtor) shall be limited to interest actually earned on the reserve account for such Claim.

         5. Distributions on Account of Disputed Claims and Interests Once They are Allowed.

         Within 30 days after the end of each calendar quarter following the Effective Date, the applicable Disbursing Agent will make all distributions on account of any Disputed Claim or Disputed Interest that has become an Allowed Claim or Allowed Interest during the preceding calendar quarter. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class. Holders of Disputed Claims or Disputed Interests that are ultimately allowed will also be entitled to receive, on the basis of the amount ultimately allowed, any interest payments, dividends or other payments made to the Class to which such Claim or Interest belongs, but held pending distribution.

I. Setoffs.

         Except with respect to any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, may, pursuant to Section 553 or Section 502(d) of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings of any such claims, rights and causes of action that the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings may possess against such Holder.

         VI. INDIVIDUAL HOLDER PROOFS OF INTEREST

         Holders of Interests in Classes A14, A16, A18, A20, A21, A22, B7 and C7 are not required to File proofs of Interests unless they disagree with the number of shares set forth on the applicable stock register.

         VII. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A. Assumptions.

         Except as otherwise provided herein, on the Effective Date, pursuant to
Section 365 of the Bankruptcy Code, the Debtors will assume each executory contract and unexpired lease entered into by the Debtors prior to the Petition Date that has not previously (a) expired or terminated pursuant to its own terms or (b) been assumed or rejected pursuant to Section 365 of the Bankruptcy Code. The Confirmation Order will constitute an Order of the Bankruptcy Court approving the assumptions described in this Article VII, pursuant to Section 365 of the Bankruptcy Code, as of the Effective Date.

B. Cure of Defaults in Connection with Assumption.

         Any monetary amounts by which each executory contract or unexpired lease to be assumed pursuant to the Plan is in default will be satisfied, pursuant to Section 365 (b) (1) of the Bankruptcy Code, at the option of the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be: (a) by payment of the default amount in Cash on the Effective Date or as soon as practicable thereafter; or (b) on such other terms as are agreed to by the parties to such executory contract or unexpired lease.

         If there is a dispute regarding: (i) the amount of any cure payments;
(ii) the ability of Reorganized CMI, Reorganized CMM or Reorganized Holdings to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, the cure payments required by Section 365 (b) (1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

C. Rejections.

         Except as otherwise provided herein, on the Effective Date, pursuant to
Section 365 of the Bankruptcy Code, the Debtors will reject each of the executory contracts and unexpired leases listed on a schedule to be filed prior to the Confirmation Hearing (the "Contract Rejection Schedule"); provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to amend such schedule to delete any executory contract or unexpired lease listed therein, thus providing for its assumption pursuant to Sections VII.A and B above. Each contract and lease listed on the Contract Rejection Schedule will be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on the Contract Rejection Schedule does not constitute an admission by the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings that such contract or lease is an executory contract or unexpired lease or that the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings has any liability thereunder. The Confirmation Order shall constitute an Order of the Bankruptcy Court approving such rejections, pursuant to Section 365 of the Bankruptcy Code, as of the Effective Date.

D. Bar Date for Rejection Damages.

         If the rejection of an executory contract or unexpired lease pursuant to the preceding Section VII.C gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, their successors or properties unless (a) a stipulation with respect to the amount and nature of such Claim has been entered into by either of the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, as applicable, and the Holder of such Claim in connection with the rejection of such executory contract or unexpired lease, or (b) a Proof of Claim is Filed and served on Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and counsel for Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, within 30 days after the Effective Date or such earlier date as established by the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court. all Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as Claims in Class A10, B5 or C5, as applicable.

         VIII. ACCEPTANCE OR REJECTION OF THE PLAN

A. Voting Classes.

         The Holders of Allowed Claims and Interests in Classes A1, A2, A3, A4, A5, A6, A7, A9, A10, A11, A13, A16, A18, A21, B1, B2, B5, B6, C1, C2, C5 and C6
are Impaired and shall be entitled to vote to accept or reject the Plan.

B. Presumed Acceptances of Plan.

         The Holders of Allowed Claims and Interests in Classes A8, A12, A14, A15, A17, A19, A20, A22, A23, B3, B4, B7, C3, C4 and C7 are not Impaired under the Plan and, therefore, are conclusively presumed to accept the Plan.

C. Confirmability of Plan and Cramdown

         To the extent that any Impaired Class votes to reject the Plan or is deemed to have rejected the Plan, the Debtors and the CMI Equity Committee will request that the Bankruptcy Court confirm the Plan under the "cramdown" provisions of Section 1129(b) of the Bankruptcy Code.

         IX. MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN

A. Corporate Structure.

         On the Effective Date, CMI will become Reorganized CMI, CMM will become Reorganized CMM, and Holdings will became Reorganized Holdings. Reorganized CMM will be a wholly-owned subsidiary of Reorganized CMI, and Reorganized CMI will be the general partner of Reorganized Holdings.

B. Corporate Action.

         1. Cancellation of Old Securities and Related Agreements.

         On the Effective Date, except as otherwise provided by the Plan the Old Securities and all instruments, indentures and agreements evidencing or governing such Old Securities shall be deemed terminated, canceled, extinguished and of no further force or effect without any further action on the part of the Bankruptcy Court, or any person or any government entity or agency, and except as otherwise provided herein, the Debtors and the Reorganized Debtors shall be released from any and all obligations under such securities, instruments, indentures and agreements. Holders of cancelled Old Securities will have no rights arising from or relating to such Old Securities or the cancellation thereof, except the rights provided pursuant to this Plan.

         2. Articles of Incorporation and Bylaws for Reorganized CMI.

         On the Effective Date, Reorganized CMI shall be deemed to have adopted the Reorganized CMI Articles of Incorporation and the Reorganized CMI Bylaws pursuant to applicable nonbankruptcy law and Section 1123(a)(5)(I) of the Bankruptcy Code. The Reorganized CMI Articles of Incorporation will, among other provisions, increase the number of authorized shares of common stock and prohibit the issuance of nonvoting equity securities to the extent required by
Section 1123 (a) (6) of the Bankruptcy Code. The Reorganized CMI Articles of Incorporation and the Reorganized CMI Bylaws will become effective, without any requirement of further action by stockholders of CMI or Reorganized CMI, on the Effective Date. The Reorganized CMI Articles of Incorporation shall be filed with the Maryland Department of Assessments and Taxation on the Effective Date.

         3. Articles of Incorporation and Bylaws for Reorganized CMM.

         On the Effective Date, Reorganized CMM shall be deemed to have adopted the Reorganized CMM Articles of Incorporation and the Reorganized CMM Bylaws pursuant to applicable non-bankruptcy law and Section 1123(a)(5)(I) of the Bankruptcy Code. The Reorganized CMM Articles of Incorporation will, among other provisions, prohibit the issuance of nonvoting equity securities to the extent required by Section 1123 (a) (6) of the Bankruptcy Code. The Reorganized CMM Articles of Incorporation and the Reorganized CMM Bylaws will become effective, without any requirement of further action by the stockholder of CMM or Reorganized CMM, on the Effective Date. The Reorganized CMM Articles of Incorporation (if applicable) shall be filed with the Maryland Department of Assessments and Taxation on the Effective Date.

         4. Directors and Management of Reorganized CMI.

         As of the Effective Date, the Persons identified at or before the Confirmation Hearing in a schedule to be filed by CMI with the Bankruptcy Court will serve as the initial members of the Board of Directors of Reorganized CMI. Such Persons shall be deemed elected to the Board of

Directors of CMI, and such elections shall be deemed effective as of the Effective Date, without any requirement of further action by stockholders of CMI or Reorganized CMI. The initial officers of Reorganized CMI shall be selected by the Board of Directors of Reorganized CMI and their names will be disclosed in a schedule to be Filed with the Bankruptcy Court at or before the Confirmation Hearing. Subject to any requirement of Bankruptcy Court approval under Section 1129(a)(5) of the Bankruptcy Code, those persons identified or designated as directors and officers of Reorganized CMI in the schedule to be Filed with the Bankruptcy Court at or before the Confirmation Hearing shall assume their offices as of the Effective Date and shall continue to serve in such capacities thereafter, pending further action of the Board of Directors or stockholders of Reorganized CMI in accordance with the Reorganized CMI Bylaws, Reorganized CMI Articles of Incorporation and applicable state law.

         5. Directors and Management of Reorganized CMM and Reorganized
Holdings.

         As of the Effective Date, the Persons identified at or before the Confirmation Hearing in a schedule to be filed by CMM with the Bankruptcy Court will serve as the initial members of the Board of Directors of Reorganized CMM. Such Persons shall be deemed elected to the Board of Directors of CMM, and such elections shall be deemed effective as of the Effective Date, without any requirement of further action by stockholders of CMM or Reorganized CMM. The initial officers of Reorganized CMM shall be selected by the Board of Directors of Reorganized CMM and their names will be disclosed in a schedule to be Filed with the Bankruptcy Court at or before the Confirmation Hearing. Subject to any requirement of Bankruptcy Court approval under Section 1129(a)(5) of the Bankruptcy Code, those persons identified or designated as directors and officers of Reorganized CMM in the schedule to be Filed with the Bankruptcy Court at or before the Confirmation Hearing shall assume their offices as of the Effective Date and shall continue to serve in such capacities thereafter, pending further action of the Board of Directors or the stockholder of Reorganized CMM in accordance with the Reorganized CMM Bylaws, Reorganized CMM Articles of Incorporation and applicable state law.

         As of the Effective Date, Reorganized CMI shall remain the sole general partner of Reorganized Holdings and CMSLP shall remain the sole limited partner in Reorganized Holdings. It is contemplated that at some time after the Effective Date, Reorganized Holdings will be dissolved unless the partners in Reorganized Holdings otherwise determine.

         6. No Further Corporate Action.

         Each of the matters provided for under this Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by stockholders or directors of any of the Debtors or Reorganized Debtors.

C. Implementation.

         The Debtors, Reorganized CMI, Reorganized CMM and Reorganized Holdings are hereby authorized and directed to take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of the Plan on and after the Effective Date. On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate or further evidence the terms and conditions of this Plan and the other agreements referred to herein or contemplated hereby.

D. Effectuating Documents and Actions.

         The Debtors, Reorganized CMI, Reorganized CMM and Reorganized Holdings, as the case may be, and each of their respective appropriate officers shall be authorized to execute and deliver such contracts, instruments, releases, and other agreements or documents and take such other actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan, the transactions provided for in the Plan and all other actions in connection herewith.

E. Term of Injunctions or Stays.

         Unless provided in the Confirmation Order or otherwise, all injunctions or stays imposed in the Reorganization Cases pursuant to Sections 105 and 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.

F. No Interest; Disallowance of Penalties and Premiums.

         Except as expressly provided herein, no Holder of an Allowed Claim or Allowed Interest shall receive interest on the distribution to which such Holder is entitled hereunder, regardless of whether such distribution is made on the Effective Date or thereafter. Any and all Claims for or in the nature of penalties or premiums allegedly owing shall be disallowed including, but not limited to, prepayment penalties, penalty interest, makewhole premiums or prepayment premiums.

G.       Retiree Benefits.

         On and after the Effective Date, to the extent required by Section 1129(a)(13) of the Bankruptcy Code, Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, shall continue to pay all retiree benefits (if any), as the term "retiree benefits" is defined in Section 1114(a) of the Bankruptcy Code, maintained or established by the Debtors prior to the Confirmation Date.

H. Recapitalization Financing Including Issuance of New Securities.

         On the Effective Date, the Recapitalization Financing shall be funded and become effective and the CMBS Sale Portfolio, if not already sold, shall be sold as parts of effectuating consummation of the Plan. On the Effective Date, Reorganized CMI will issue the New Securities in accordance with the Plan. The issuance of the New Securities and all securities issuable upon conversion of the New Securities is hereby authorized pursuant to Section 1145 of the Bankruptcy Code, without further action under applicable law. In addition, on the Effective Date, the Reorganized Debtors will implement and, to the extent applicable, receive the proceeds of the New Debt in accordance with the terms of the applicable documents with respect thereto.

On the Effective Date, all securities, instruments, corporate documents, and agreements entered into pursuant to or contemplated by the Plan, including, without limitation, the New Securities, any other security and any instrument, corporate document, or agreement entered into in connection with any of the transactions referenced in this Section or Section IX.I, shall become effective, binding and enforceable in accordance with their respective terms and conditions upon the parties thereto without further act or action under applicable law, regulation, order or rule, and shall be deemed to become effective simultaneously.

I. Sale of the CMBS Sale Portfolio.

         On or before the Effective Date, the commercial mortgage-backed securities and any other assets in the CMBS Sale Portfolio shall be sold in accordance with the terms of this Plan and any Orders with respect thereto entered by the Bankruptcy Court. The proceeds thereof shall be used to pay Allowed Secured Claims in accordance with any Orders entered by the Bankruptcy Court with respect thereto and otherwise used as part of the funding of the Plan.

J.       Potential New Equity Investment and Rights Offering.

         Although not required to fund this Plan, the Debtors, in consultation with the CMI Equity Committee, may seek new equity capital from one or more investors to partially fund the Reorganized Debtors and this Plan as Recapitalization Financing. In such event, this Plan will be amended to appropriately reflect such new equity capital transaction. If new equity capital is sought, it is likely to take the form of a private issuance of preferred stock with such relative rights and preferences as may be agreed to consistent with the terms of this Plan.

         In the event new equity capital is sought from an investor, it is also anticipated that an offering of rights to purchase common stock or a new series of preferred stock, with rights and preferences similar to the preferred stock likely to be issued to the new equity capital investor but with limited voting rights, would be made to Holders of CMI Common Stock. Such rights offering will be developed in consultation with the CMI Equity Committee. Such rights offering would commence on the Effective Date and would be for a percentage of the aggregate face value of the securities issued to the new equity capital investor. All or a portion of the proceeds of the rights offering may be used to redeem at face value the securities issued to the new equity investor.

         Even if CMI does not seek new equity from an investor, an offering of rights to purchase CMI Common Stock may be made to Holders of CMI Common Stock in connection with the Plan. Such rights offering would be developed in consultation with the CMI Equity Committee.

         In the event new equity capital is sought from an investor and a rights offering is made to Holders of CMI Common Stock or a rights offering is made to Holders of CMI Common Stock independent of any new equity investment by an investor, the CMI Common Stock will be exchanged for new CMI Common Stock (on a one share per one share basis) and rights (one right per share) structured to ensure that the value of the CMI Common Stock exchanged exceeds the value of the fresh capital raised in the rights offering, thereby making the exchange principally in exchange for an interest and only partly for cash and rendering applicable the limited transactional exemption from securities law registration afforded by Section 1145 of the Bankruptcy Code. If a rights offering is made and an exchange of CMI Common Stock, consistent with the foregoing, is effected, then CMI's existing Series B Preferred Stock, Series C

Preferred Stock, Series D Preferred Stock and Stock Options would be exchanged for new Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Stock Options, respectively.


K. Second Amended and Restated Stock Option Plan.

         On or prior to the Effective Date, the Second Amended and Restated Stock Option Plan will be adopted by CMI and, by voting to accept this Plan, all Holders of Class A21 Interests shall be deemed to have ratified and approved the Second Amended and Restated Stock Option Plan. Additionally, upon entry of a Confirmation Order, the Bankruptcy Court shall, consistent with Maryland and federal law, be deemed to have approved the Second Amended and Restated Stock Option Plan (including the increase in the number of shares of Common Stock with respect to which options may be granted as provided for therein) on behalf of CMI's shareholders and in satisfaction of Section 422 of the Internal Revenue Code. Following the Effective Date, the Board of Directors of Reorganized CMI may further amend or modify the Second Amended and Restated Stock Option Plan in accordance with the terms thereof and any such further amendment or modification shall not require amendment of this Plan. The Second Amended and Restated Stock Option Plan amends CMI's Amended and Restated Stock Option Plan for Key Employees to, among other matters, provide for an increase in the number of shares of CMI Common Stock with respect to which options may be granted and address tax and securities law matters.

         All other option plans in place prior to the Effective Date shall remain in place after the Effective Date and Reorganized CMI shall continue to honor such option plans.


         X. CONFIRMATION AND EFFECTIVE DATE CONDITIONS

A. Conditions to Confirmation.

         Confirmation of this Plan is conditioned upon satisfaction of the applicable provisions of Section 1129 of the Bankruptcy Code and entry of a Confirmation Order by the Bankruptcy Court in form and substance satisfactory to the Debtors and the CMI Equity Committee. Among other things, the Confirmation Order shall authorize and direct that the Debtors, Reorganized CMI, Reorganized CMM and Reorganized Holdings take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with or contemplated by the Plan, including, but not limited to, those actions contemplated by the provisions of this Plan set forth in Section XII hereof, and shall provide that all New Securities to be issued to Holders of Claims and Interests pursuant to the Plan and all securities issuable upon the conversion of the New Securities are exempt from registration under federal and state securities laws pursuant to Section 1145 of the Bankruptcy Code and that the solicitation of Holders of CMI Common Stock, Series B Preferred Stock and Old Senior Notes is exempt under Rule 14a-2(a)(4) of the proxy regulations under the Securities Exchange Act of 1934.

B. Conditions to Effective Date.

         The Effective Date will not occur and the Plan will not be consummated unless and until each of the following conditions has been satisfied or waived by the Debtors and the CMI Equity Committee:

         1. The Confirmation Order in form and substance satisfactory to the Debtors and the CMI Equity Committee and entered by the Bankruptcy Court shall not have been modified in any respect.

         2. The Recapitalization Financing shall be funded in accordance with the terms of this Plan and the sale of the CMBS Sale Portfolio shall have been completed.

         3. All other actions and documents necessary to implement the transactions contemplated by this Plan on or before the Effective Date shall have been effected or executed.

                        XI. EFFECTS OF PLAN CONFIRMATION

A. Discharge of Debtors and Injunction.

         Except as otherwise provided in the Plan or the Confirmation Order: (i) on the Effective Date, the Debtors shall be deemed discharged and released to the fullest extent permitted by Section 1141 of the Bankruptcy Code from all Claims and Interests, including, but not limited to, demands, liabilities, Claims and Interests that arose before the Effective Date and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim or proof of Interest based on such Claim, debt or Interest is Filed or deemed Filed pursuant to Section 501 of the Bankruptcy Code, (b) a Claim or Interest based on such Claim, debt or Interest is allowed pursuant to Section 502 of the Bankruptcy Code, or (c) the Holder of a Claim or Interest based on such Claim, debt or Interest has accepted the Plan; and (ii) all Persons shall be precluded from asserting against Reorganized CMI, Reorganized CMM and Reorganized Holdings, their respective successors, or their respective assets or properties any other or further Claims or Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date. Except as otherwise provided in the Plan, the Confirmation Order shall act as a discharge of any and all Claims against and all debts and liabilities of the Debtors, as provided in Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment against the Debtors at any time obtained to the extent that it relates to a Claim discharged.

         Except as otherwise provided in the Plan or the Confirmation Order, on and after the Effective Date, all Persons who have held, currently hold or may hold a debt, Claim or Interest discharged pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged debt, Claim or Interest: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or their respective successors or their respective properties; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized

Holdings, or their respective successors or their respective properties; (iii) creating, perfecting or enforcing any lien or encumbrance against the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, or their respective successors or their respective properties; and (iv) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order. Any Person, including but not limited to the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, injured by any willful violation of such injunction shall recover actual damages, including costs and attorneys' fees, and, in appropriate circumstances, may recover punitive damages, from the willful violator.

B. Limitation of Liability.

         None of the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings, the members of the Committees, the Indenture Trustee, or any of their respective employees, officers, directors, agents, or representatives, or any professional persons employed by any of them (including, without limitation, their respective Designated Professionals), shall have any responsibility, or have or incur any liability, to any Person whatsoever (i) for any matter expressly approved or directed by the Confirmation Order or (ii) under any theory of liability (except for any claim based upon willful misconduct or gross negligence) for any act taken or omission made in good faith directly related to formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract, instrument, release or other agreement or document created in connection with or contemplated by the Plan; provided, that nothing in this Section XI.B shall limit the liability of any Person for breach of any express obligation it has under the terms of this Plan, or any documents executed in connection therewith or pursuant thereto, or under any other agreement or document entered into by such Person in accordance with or pursuant to the terms of this Plan (except to the extent expressly provided in the Confirmation Order) or for any breach of a duty of care owed to any other Person occurring after the Effective Date.

C. Releases.

         On the Effective Date, each of the Debtors shall release unconditionally, and hereby is deemed to release unconditionally (i) each of the Debtors' then-current and former officers, directors, shareholders, employees, consultants, attorneys, accountants, financial advisors and other representatives (solely in their capacities as such) (collectively, the "Debtor Releasees") and (ii) the Committees and, solely in their capacity as members or representatives of the Committees, each member, consultant, attorney, accountant, financial advisor or other representative of the Committees (collectively, the "Committee Releasees") from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Reorganization Cases, the Plan or the Disclosure Statement.

         On the Effective Date, each Holder of a Claim or Interest shall be deemed to have unconditionally released the Debtor Releasees and the Committee Releasees from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever which any such holder may be entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to CMI, CMM and/or Holdings, the Debtors, the Reorganization Cases, the Plan or the Disclosure Statement, excepting, however, from such release any obligation owing to a Holder of an Allowed Claim or Allowed Interest provided for in this Plan or the Confirmation Order.

D. Indemnification.

         The obligations of the Debtors as of the Petition Date to indemnify their present and former directors or officers, respectively, against any obligations pursuant to the Debtors' articles of incorporation, by-laws, applicable state law or specific agreement or resolution, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, be assumed by Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and not be discharged. The Debtors shall fully indemnify, and Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, shall assume the Debtors' obligations to indemnify, any person by reason of the fact that he or she is or was serving as a director, officer, employee, agent, professional, member, or other authorized representative (in each case, as applicable) of any of the Debtors (collectively, the "Indemnitees") against any claims, liabilities, actions, suits, damages, fines, judgments or expenses (including reasonable attorneys' fees and expenses), arising during the course of, or otherwise in connection with or in any way related to, the negotiation, preparation, formulation, solicitation, dissemination, implementation, confirmation and consummation of the Plan and the transactions contemplated thereby and the Disclosure Statement in support thereof, provided, however, that the foregoing indemnification shall not apply to any liabilities arising from the gross negligence or willful misconduct of any Indemnitee. If any claim, action or proceeding is brought or asserted against an Indemnitee in respect of which indemnity may be sought from Reorganized CMI, Reorganized CMM or Reorganized Holdings, the Indemnitee shall promptly notify Reorganized CMI, in writing and, in any such event, Reorganized CMI shall assume the defense thereof including the employment of counsel reasonably satisfactory to the Indemnitee, and the payment of all expenses of such Indemnitee. The Indemnitee shall have the right to employ separate counsel in any such claim, action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (a) Reorganized CMI has agreed to pay the fees and expenses of such counsel, or (b) Reorganized CMI shall have failed to assume promptly the defense of such claim, action or proceeding or to employ counsel reasonably satisfactory to the Indemnitee in any such claim action or proceeding, or (c) the named parties in any such claim, action or proceeding (including any impleaded parties) include both the Indemnitee and Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and the Indemnitee believes, in the exercise of its business judgment and in the opinion of its legal counsel, reasonably satisfactory to Reorganized CMI, that the joint representation of Reorganized CMI, Reorganized CMM or Reorganized Holdings, as the case may be, and the Indemnitee will likely result in a conflict of interest (in which case, if the Indemnitee notifies Reorganized CMI in writing that it elects to employ separate counsel at the expense of Reorganized CMI, Reorganized CMI shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitee). In addition, neither Reorganized CMI, nor Reorganized CMM nor Reorganized Holdings shall effect any settlement or release from liability in connection with any matter for which the Indemnitee would have the right to indemnification from Reorganized CMI, Reorganized CMM or Reorganized Holdings unless such settlement contains a full and unconditional release of the Indemnitee, or a release of the Indemnitee reasonably satisfactory in form and substance to the Indemnitee.

E. Vesting of Assets.

         Except as otherwise provided in the Plan or the Confirmation Order, on the Effective Date, all property of CMI's Estate shall vest in Reorganized CMI and all property of CMM's Estate shall vest in Reorganized CMM and all property of Holdings' estate shall vest in Reorganized Holdings, all free and clear of all Claims, liens, encumbrances and Interests of Holders of Claims and Holders of Old Securities. From and after the Effective Date, Reorganized CMI, Reorganized CMM and Reorganized Holdings may operate their business and use, acquire and dispose of property and settle and compromise claims or interests arising on or after the Effective Date without supervision by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.

F. Preservation of Causes of Action.

         Except as otherwise provided herein, or in any contract, instrument, release or other agreement entered into in connection with or pursuant to the Plan, Reorganized CMI, Reorganized CMM and Reorganized Holdings shall retain (and may enforce) any claims, rights and causes of action that the Debtors or the Estates may hold against any Person, including, but not limited to, any claims, rights or causes of action under Sections 544 through 550 of the Bankruptcy Code or any similar provisions of state law, or any other statute or legal theory.

G. Retention of Bankruptcy Court Jurisdiction.

         To the maximum extent permitted by the Bankruptcy Code and other applicable law, the Bankruptcy Court shall have jurisdiction of all matters arising out of, and related to, the Reorganization Cases and the Plan pursuant to, and for the purpose of, Sections 105(a) and 1142 of the Bankruptcy Code, including, without limitation, jurisdiction to:

         1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to Reinstate a Claim pursuant to the Plan;

         2. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending before the Effective Date;

         3. Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which any of the Debtors is a party or with respect to which any of the

Debtors may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

         4. Ensure that distributions to Holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of the Plan;

         5. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors, Reorganized CMI, Reorganized CMM or Reorganized Holdings that may be pending on the Effective Date;

         6. Enter such Orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with or pursuant to the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided herein;

         7. Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the Confirmation Order, including the release and injunction provisions set forth in and contemplated by the Plan and the Confirmation Order, or any entity's rights arising under or obligations incurred in connection with this Plan or the Confirmation Order;

         8. Enter such Orders as may be necessary or appropriate to correct any defect, cure any omission, or reconcile any inconsistency in this Plan or the Confirmation Order as may be necessary to carry out the purposes and intent of this Plan;

         9. Enter such Orders as may be necessary or appropriate to enforce, implement or interpret the terms and conditions of this Plan and resolve any objections filed with respect to any actions proposed to be taken in connection with or pursuant to the provisions of this Plan;

         10. Enter such Orders as may be necessary or appropriate to approve agreements, settlements or compromises in connection with matters pending on the Effective Date or arising thereafter in connection with implementation of provisions of the Plan;

         11. Determine all adversary proceedings and contested matters to recover or enforce rights with respect to property of any of the Debtors or their Estates or to obtain other relief relating to causes of actions or claims under the Bankruptcy Code or other applicable law including, but not limited to, any actions brought under Sections 541 through 553 of the Bankruptcy Code;

         12. Determine matters concerning state, local or federal taxes pursuant to Sections 346, 505, 525, 1146 and any other tax-related provisions of the Bankruptcy Code;

         13. Enter such Orders as may be necessary or appropriate to enforce and interpret the provisions of the Confirmation Order;

         14. Subject to any restrictions on modifications provided herein or in any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, modify this Plan before or after the Effective Date pursuant to Section 1127 of the

Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with or pursuant to the Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court Order, this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with or pursuant to the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan, to the extent authorized by the Bankruptcy Code;

         15. Issue injunctions, enter and implement other Orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

         16. Enter and implement such Orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

         17. Except as otherwise provided in this Plan, or with respect to specific matters, in the Confirmation Order or any other Order entered in connection with the Reorganization Cases, determine any other matters that may arise in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with or pursuant to this Plan, the Disclosure Statement or the Confirmation Order; and

         18. Enter an Order or Orders closing the Reorganization Cases.

H. Failure of Bankruptcy Court to Exercise Jurisdiction.

         If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising out of the Reorganization Cases, including the matters set forth in
Section XI.G above, Section XI.G shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

I. Committees.

         On the Effective Date, all Committees, shall be dissolved and the members of such Committees and their professionals shall be released and discharged from all further rights and duties arising from or related to the Reorganization Cases. The professionals retained by such Committees and the members thereof shall not be entitled to compensation or reimbursement of expenses incurred for services rendered after the Effective Date other than for services rendered in connection with any application for allowance of compensation and reimbursement of expenses pending as of, or timely Filed after, the Effective Date.

                         XII. MISCELLANEOUS PROVISIONS

A. Final Order.

         Any requirement in this Plan that an Order be a Final Order may be waived by the Debtors (or Reorganized Debtors, if applicable); provided, that nothing contained herein or elsewhere in this Plan shall prejudice the right of any party in interest to seek a stay pending appeal with respect to such order.

B. Modification of the Plan.

         The Debtors and the CMI Equity Committee reserve the right to modify the Plan at any time prior to the Confirmation Date as provided for by Section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to Section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise order.

         If, after receiving sufficient acceptances but prior to Confirmation of the Plan, the Debtors and the CMI Equity Committee seek to modify the Plan, the Debtors and the CMI Equity Committee can use such previously solicited acceptances only to the extent permitted by applicable law.

         The Debtors and the CMI Equity Committee reserve the right after the Confirmation Date and before the Effective Date to modify the terms of the Plan or waive any conditions to the effectiveness thereof if and to the extent the Debtors and the CMI Equity Committee determine that such modifications or waivers are necessary or desirable to consummate the Plan. The Debtors will give such Holders of Claims and Interests notice of such modifications or waivers as may be required by applicable law and the Bankruptcy Court, and any such modifications shall be subject to the approval of the Bankruptcy Court to the extent required by, and in accordance with, Section 1127 of the Bankruptcy Code.

         The CMI Equity Committee will join in modifications proposed by the Debtors in accordance with the foregoing in the exercise of such Committee's reasonable discretion.

C. Revocation of the Plan.

         The Debtors reserve the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan, or if Confirmation does not occur, then the Plan shall be null and void, and all of the Debtors' respective obligations with respect to the Claims and Interests shall remain unchanged and nothing contained herein or in the Disclosure Statement shall be deemed an admission or statement against interest or to constitute a waiver or release of any claims by or against either Debtor or any other Person or to prejudice in any manner the rights of either Debtor or any Person in any further proceedings involving either Debtor or any Person.

D. Application of Section 1145 of the Bankruptcy Code and Federal Securities
   Laws.

         All New Securities to be issued to Holders of Claims and Interests pursuant to the Plan, and all securities issuable upon the conversion of any of the New Securities shall be exempt from registration under federal and state securities laws pursuant to Section 1145 of the Bankruptcy Code. The solicitation of Holders of CMI Common Stock, Series B Preferred Stock and Old Senior Notes shall be exempt under Rule 14a-2(a)(4) of the proxy regulations under the Securities Exchange Act of 1934.

E. Application of Section 1146(c) of the Bankruptcy Code.

         The implementation and enforcement of any provisions of the Plan transferring assets or property, including but not limited to sales of the commercial mortgage-backed securities and any other property in the CMBS Sale Portfolio, and the making, delivery or recording of any "instrument of transfer" in connection with or pursuant to the Plan, shall not be taxed under any law imposing a stamp tax, transfer tax or a similar tax pursuant to Section 1146(c) of the Bankruptcy Code.

F. Successors and Assigns.

         The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, trustee, administrator, successor or assign of such Person.

G. Saturday, Sunday or Legal Holiday.

         If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

H.       Committee Action.

         With respect to the action of any of the committees under this plan, any such action shall be duly authorized by majority vote of committee members at a meeting, in person or by telephone, at which a quorum of such committee is present or by majority consent of the members of such committee then serving.

I. Post-effective Date Effect of Evidences of Claims or Interests.

         Except as otherwise specified herein, notes, bonds, stock certificates and other evidences of Claims against or Interests in the Debtors, and all Instruments of the Debtors (in either case, other than those executed and delivered as contemplated hereby in connection with the consummation of the
Plan), shall, effective upon the Effective Date, represent only the right to participate in the distributions contemplated by the Plan.

J. Governing Law.

         Unless a rule of law or procedure is supplied by (i) federal law (including the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules), (ii) an express choice of law provision in any agreement, contract, instrument, or document provided for, or executed in connection with, the Plan, or (iii) applicable non-bankruptcy law, the rights and obligations arising under the Plan and any agreements, contracts, documents, and instruments executed in connection with or pursuant to the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland without giving effect to the principles of conflict of laws thereof.

K. No Liability for Solicitation or Participation.

         As specified in Section 1125 (e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under or in connection with the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, shall not be liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

L. No Admissions or Waiver of Objections.

         Notwithstanding anything herein to the contrary, if the Effective Date does not occur, nothing contained in the Plan shall be deemed as an admission by the Debtors, the CMI Equity Committee or any other party with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of any Claims classification. Neither the Debtors nor the CMI Equity Committee are bound by any statements herein or in the Disclosure Statement as judicial admissions.

DATED:  December 23, 1999

                                       CRIIMI MAE Inc.
                                       a Maryland corporation


                                       By:               /s/
                                          --------------------------------------
                                          Name: William B. Dockser
                                          Title: Chairman

                                       CRIIMI MAE Management, Inc.
                                       a Maryland corporation

                                       By:               /s/
                                          --------------------------------------
                                          Name: William B. Dockser
                                          Title: Chairman

                                    CRIIMI MAE Holdings II, L.P.
                                    a Delaware Limited Partnership

                                    By: CRIIMI MAE Inc.
                                        its General Partner

                                    By:               /s/
                                       -----------------------------------------
                                       Name: William B. Dockser
                                       Title: Chairman

VENABLE, BAETJER AND HOWARD, LLP    AKIN, GUMP, STRAUSS HAUER
                                       & FELD L.L.P.


By:               /s/               By:               /s/
   ------------------------------      -----------------------------------------
   Richard L. Wasserman                Stanley J. Samorajczyk, P.C.
   Gregory A. Cross                    Michael S. Stamer
   1800 Mercantile Bank and Trust      1333 New Hampshire Ave., NW
   Building                            Washington, D.C. 20036
   Two Hopkins Plaza                   (202) 887-4000
   Baltimore, Maryland 21201
   (410) 244-7400




SHULMAN, ROGERS, GANDAL,
   PORDY & ECKER, P.A.




By:               /s/
   ------------------------------
      Morton A. Faller
      11921 Rockville Pike
      Third Floor
      Rockville, MD 20852-2753
      (301) 231-0928

CO-PROPONENT:
Official Committee of Equity Security Holders of CRIIMI MAE Inc.



By:               /s/
   ------------------------------------
   Name:  Michael F. Wurst
   Title: Co-Chairman


COVINGTON & BURLING



By:               /s/
   ------------------------------------
      Michael St. Patrick Baxter
      Dennis B. Auerbach
      1201 Pennsylvania Ave., NW
      Washington, D.C. 20044
      (202) 662-6000

Attorneys for the Official Committee
   of Equity Security Holders of CRIIMI MAE Inc.

                                    EXHIBIT 1


                            TERMS OF CHAPTER 11 PLAN
                           TREATMENT OF MERRILL LYNCH
                            MORTGAGE CAPITAL INC. AND
                       GERMAN AMERICAN CAPITAL CORPORATION

         CRIIMI MAE Inc. ("CMI") and Merrill Lynch Mortgage Capital Inc. and German American Capital Corporation ("MLMCI/GACC"), agree to the following terms and conditions to be included in an Amended Plan of Reorganization to be filed by CMI. This Term Sheet is subject to the filing of a plan of reorganization and disclosure statement consistent with the terms and conditions set forth herein and to agreement upon the form and substance of the New Secured Debt Documents (as hereinafter defined).

         OVERVIEW:         Subject to the conditions outlined in this Term
                           Sheet, MLMCI/GACC and CMI will jointly support an Amended Plan of Reorganization filed by CMI, CRIIMI
                           MAE Management, Inc., CRIIMI MAE Holdings II, L.P.
                           (together, the Debtors) (the "Amended Plan") providing for MLMCI/GACC to receive, in respect of the Class A3 (GACC) and Class A5 (MLMCI) Claims (the
                           "Claims"), (a) an up-front cash payment in reduction of the Claims on the effective date of the Amended
                           Plan (the "Effective Date"), as described in the section of this Term Sheet captioned "Initial
                           Paydown"; (b) treatment of the Claims as described in this Term Sheet; and (c) the receipt by MLMCI/GACC, on the Effective Date, of new secured debt of CMI
                           (the "New Secured Debt") on the terms and conditions described in this Term Sheet. The Secured Notes and other documents that will evidence and secure the New
                           Secured Debt are sometimes referred to in this Term
                           Sheet, collectively, as the "New Secured Debt
                           Documents."

         INITIAL PAYDOWN:  $100 million in immediately available funds, payable to MLMCI and GACC on the Effective Date in reduction of the Claims, PARI PASSU in proportion to the respective allowed amounts of such Claims plus any accrued but unpaid interest owing to MLMCI/GACC (accruing at the contract non-default rate) (the "Initial Paydown"). [Assumes that GACC will have been paid in full on its non-CBO Claim at the specified allocated debt amount (accruing interest at the contract non-default rate).]

         BORROWER:         CMI or a subsidiary thereof reasonably acceptable to
                           MLMCI/GACC. The New Secured Debt will be a full recourse obligation of CMI.

         PRINCIPAL         The original principal amount of the New Secured
         AMOUNT:           Debt will be equal to (a) the allowed secured Claims
                           of MLMCI and GACC, which will be equal to the aggregate outstanding principal amount of the MLMCI and GACC debt, plus any accrued and unpaid interest thereon, as of the date immediately preceding the Effective Date, without offset or reduction for any reason (including, without limitation, post-petition interest), MINUS (b) $100 million, MINUS (c) any additional principal paydown paid on the Effective
                           Date in accordance with the Amended Plan.

         COLLATERAL:       The New Secured Debt will be secured by
                           first-priority liens and security interests in the assets listed on the attached Schedule A which shall include the CCC-rated and unrated classes of "CBO
                           II". The assets identified on Schedule A are sometimes referred to in this Term Sheet, collectively, as the "Collateral". The Collateral will not be encumbered by or otherwise subject to liens or security interests in favor of any creditor other than MLMCI/GACC.

                           In addition, the Amended Plan will provide, in a manner acceptable to MLMCI/GACC and their respective counsel, that in the event MLMCI/GACC become entitled under the terms of the New Secured Debt Documents to foreclose upon, sell or otherwise realize upon the Collateral or any portion thereof upon the occurrence of the scheduled Maturity Date or any accelerated maturity following an Event of Default (as such term is defined in the New Secured Debt Documents), MLMCI and GACC will also be entitled to sell or transfer the assets listed on Schedule B (CBO I and Nomura Bonds) (collectively the "CBO I/Nomura Assets"); provided, however, that any net sales price realized from the sale of the CBO I/Nomura Assets shall be remitted to CMI or its designee. The New Secured Debt Documents will also contain provisions acceptable to MLMCI/GACC and their respective counsel prohibiting CMI, prior to the New Secured Debt having been paid in full from selling or pledging the CBO I/Nomura Assets if the sale or pledge would result in (i) an adverse change to the tax treatment of, or otherwise materially and adversely affect, the Collateral or the CBO I/Nomura Assets or (ii) a transfer to anyone other than MLMCI/GACC or their designee of the special servicing rights in connection with the Collateral.

         MATURITY DATE:    Business Day immediately preceding the fourth (4th)
                           anniversary of the Effective Date.

         FACILITY FEE:     One and one-half percent (1 1/2%) of the original
                           principal amount of the New SecurED Debt, such Facility Fee to be paid on the Effective Date of the Amended Plan.

         INTEREST RATE:    30-day LIBOR, plus 325 basis points (3.25%), payable
                           monthly in arrears. The New Secured Debt Documents will also contain customary "default rate", "late charge" and "LIBOR breakage" provisions.

         SCHEDULED         In addition to interest on the New Secured Debt
         PRINCIPAL         at the floating rate specified in the section of this
         PAYDOWN:          Term Sheet captioned "Interest Rate" (the
                           "Interest"), MLMCI/GACC will also be entitled to receive, concurrently with each monthly payment of interest required under the New Secured Debt
                           Documents, a principal amortization payment in an amount sufficient, as of the date of such payment, to amortize the principal amount of the New Secured Debt then outstanding over the period commencing on the date of such payment and ending on the fifteenth anniversary of the Effective Date (the "Scheduled
                           Principal Paydown"). The combined payment of Scheduled Principal Paydown and Interest required to be made on each monthly payment date under the New
                           Secured Debt Documents is sometimes referred to in this Term Sheet as the "Required Payment."

         CASH              A cash management account, in the name of CMI (the
         MANAGEMENT        "Cash Management Account"), will be established on
         ACCOUNT:          the Effective Date at a bank mutually acceptable to
                           MLMCI/GACC and CMI. Other than as set forth in this Section, all payments received by CMI after the Effective Date relating to any assets owned by

                           CMI on the Effective Date ("Monthly Cash Flow") will be deposited directly into the Cash Management Account; PROVIDED, HOWEVER, that the income, expenses and assets of CRIIMI MAE Services Limited Partnership ("CMSLP") shall be retained by CMSLP. All payments relating to the CMM 1998-1 Bonds (CMO IV) shall, if so required by the secured creditor to whom such Bonds are pledged as collateral, be excluded from Monthly Cash Flow and will not be deposited into the Cash Management Account. Except as otherwise provided in the section of this Term Sheet entitled "Transition Events," CMI may pay from the Cash Management Account (i) all general operating and administrative expenses for CMI, including affiliates, to the extent such expenses do not exceed the total as set forth in an operating budget approved annually (or as otherwise modified with the consent of MLMCI/GACC) by MLMCI/GACC with respect to the fiscal year in question, such approval not to be unreasonably withheld (PROVIDED, HOWEVER, that all income retained by CMSLP shall be applied toward payment of CMSLP expenses before any of such expenses are charged to the Cash Management Account, and PROVIDED FURTHER, that the New Secured Debt Documents will contain provisions acceptable to MLMCI/GACC prohibiting income and assets of CMI from being redirected to CMSLP); (ii) interest owing on notes issued to CMI Unsecured Creditors (the "Unsecured Creditors") pursuant to the Amended Plan; (iii) cash dividends on Class B, C, D, and F Preferred Stock;
                           (iv) cash dividends on any Preferred Stock issued to satisfy REIT distribution requirements (the "PIK Dividend"); (v) cash dividends owing to any new equity investor; (vi) cash dividends on all outstanding shares of CMI Common Stock (PROVIDED, HOWEVER, that the amount of such cash dividends paid in any taxable year of CMI will not exceed 10% of the amount of the cash dividends that would otherwise be payable by CMI to its Common stockholders in the absence of this limitation); and (vii) payments such as excise taxes necessary to maintain CMI's REIT status (collectively, the "Monthly Cash Payments"). The total amount of the Monthly Cash Payments during the first 24 months after the Effective Date will be limited to the extent necessary to permit CMI to pay MLMCI/GACC from the Cash Management Account (x) an Accelerated

                           Principal Paydown (as defined herein) equivalent to at least $25 million in the first 12 months after the Effective Date, and (y) a total Accelerated Principal Paydown of $50 million by the end of the twenty-fourth (24th) month after the Effective Date. The total amount of the Monthly Cash Payments during the 25th through 48th months after the Effective Date will be limited to the extent necessary to permit CMI to pay MLMCI/GACC from the CMI Collection Account and the Cash Management Account monthly principal amortization payments in amounts sufficient to amortize the remaining principal amount of the New Secured Debt on the schedule contemplated by the last paragraph of the section of this Term Sheet captioned "Transition Events". The limitations on Monthly Cash Payments set forth in the preceding two sentences are referred to hereinafter as the "Payment Cap".

                           A cash collateral account, in the name of CMI but under the dominion and control of MLMCI/GACC (the "CMI Collection Account"), will be established on the Effective Date at a bank mutually acceptable to CMI and MLMCI/GACC. All cash flow received in respect of the Collateral (including, without limitation, principal and interest payments on the CMBS assets included in the Collateral) will be deposited by the party receiving such cash flow into the CMI Collection Account. Pursuant to the Amended Plan, MLMCI/GACC will be granted a perfected first priority security interest in the CMI Collection Account. MLMCI/GAAC shall be paid the Required Payment from the CMI Collection Account. In the event the funds available in the Cash Management Account are insufficient to enable CMI to make all Monthly Cash Payments permitted or required to be made by CMI in respect of any month, subject to the Payment Cap, and to maintain a minimum balance in the Cash Management Account as provided in the section of this Term Sheet labeled "Cash Sweep", MLMCI/GACC will cause funds in the amount of the shortfall to be transferred from the CMI Collection Account to the Cash Management Account. CMI will earn interest on all monies deposited into the CMI Collection Account.

                           Notwithstanding anything appearing to the contrary in either of the two preceding paragraphs of this section, (i) only those funds, if any, remaining in the CMI Collection Account after payment of the Required Payment due on the monthly payment date occurring at the end of the related collection period will be transferred from the CMI Collection Account to the Cash Management Account; (ii) no cash dividends will be paid on any Preferred or Common Stock at any time when the funds available in the CMI Collection Account (taking account of any funds transferred from the Cash Management Account to the CMI Collection Account in accordance with clause
                           (iii) below) are insufficient to pay MLMCI/GACC the Required Payment next becoming due; (iii) if the amount of funds available in the CMI Collection Account on the monthly payment date at the end of the related collection period is less than the amount of the Required Payment due on such monthly payment date, funds in the amount of the shortfall which would otherwise have been available to pay cash dividends to Preferred or Common Stockholders will be transferred from the Cash Management Account to the CMI Collection Account and applied toward such Required Payment; and (iv) nothing in this paragraph or elsewhere in this Term Sheet shall be interpreted to limit CMI's obligation to pay any Required Payment on the date when due, to subordinate MLMCI/GACC's right to receive any Required Payment to any other CMI creditor's right to receive any payment owing to such creditor, or to limit CMI's right or ability to transfer additional funds from the Cash Management Account, if necessary, to pay the Required Payment.

         CASH SWEEP:       After the Effective Date of the Amended Plan,
                           MLMCI/GACC may begin making cash sweeps of the Cash
                           Management Account and the CMI Collection Account on the last day of each calendar month (the "Cash
                           Sweep"); PROVIDED, HOWEVER, that so long as no Event of Default under the New Secured Debt Documents shall have occurred and be continuing, the Cash Sweep shall not reduce the amount remaining in the Cash
                           Management Account below the sum of (a) $10 million
                           (subject to downward revision, but not below $5 million, based on MLMCI/GACC financial due diligence), plus (b) the amount determined by MLMCI/GACC in the exercise of their good faith business judgment to be the amount by which (i) the Monthly Cash Payments to be made by CMI over the next succeeding month, subject to the Payment Cap, will exceed (ii) the funds that will be deposited in the Cash Management Account over the same month. The net proceeds of the Cash Sweep shall be paid to MLMCI/GACC and applied to reduce the principal amount of the New Secured Debt (the "Accelerated Principal
                           Paydown").

                           Subject to the provisions set forth in the section of this Term Sheet captioned "Transition Events", when MLMCI/GACC have received a paydown of the original principal amount of the New Secured Debt totalling $150 million (including the $100 million initial principal paydown and any other principal paydowns referred to in the section of this Term Sheet captioned "Principal Amount") (the "Required Principal Paydown"), the Cash Sweep will terminate and all monies in the CMI Collection Account will be paid to CMI on a monthly basis, but only if and to the extent that MLMCI/GACC have received the full Revised Payment (and the full Required Payment) for the month in question.

     TRANSITION EVENTS:    If MLMCI/GACC have not been paid the Required
                           Principal Paydown prior to the end of the twenty-fourth (24th) month after the Effective Date, then, notwithstanding anything appearing to the contrary in the section of this Term Sheet captioned
                           "Cash Management Account", CMI may not pay any Preferred or Common Stock cash dividends (other than to a new equity investor, to the extent of the lesser of 12% per annum and $5 million, or the PIK Dividend, subject in each case to the Payment Cap), until MLMCI/GACC have received the Required Principal
                           Paydown.

                           If at any time realized losses on the Collateral (including losses by reason of appraisal reduction, as such term is defined in the underlying pooling and servicing agreement or trust indenture with respect to the affected CMBS asset or, if no such definition is provided, as such term is defined in the New Secured Debt Documents) exceed a loss threshold to be specified in the New Secured Debt Documents (the "Loss Threshold Amount"), then, notwithstanding anything appearing to the contrary in the section of this Term Sheet captioned "Cash Management Account", CMI may not pay any Preferred or Common Stock cash dividends (other than the PIK Dividend, subject to the Payment Cap) until (i) realized losses (including losses by reason of appraisal reduction) no longer exceed the Loss Threshold Amount, or (ii) MLMCI/GACC have been paid from extrinsic sources (I.E., from outside equity investment or from funds CMI would otherwise be entitled under the New Secured Debt Documents to dividend or distribute to its equity securityholders, but not from the income from the Collateral or other operating cash flow of CMI, except to the extent that CMI would otherwise be entitled to dividend or distribute such income or cash flow to its equity securityholders) cash in the amount by which realized losses (including losses by reason of appraisal reduction, defined as aforesaid) exceed the Loss Threshold Amount.

                           In the event the payment of cash dividends on the Preferred and/or Common Stock is suspended in accordance with the provisions of either of the two preceding paragraphs, the applicable Payment Cap will be deemed to have been reduced by the amount of such cash dividends CMI would otherwise have been entitled to pay until MLMCI/GACC have received the payment provided for in those paragraphs.

                           If on any monthly payment date MLMCI/GACC do not receive a payment at least equivalent to the Required Payment due on such monthly payment date, an Event of Default will occur under the New Secured Debt Documents, in which case MLMCI/GACC, in addition to any other contractual, legal and equitable remedies they are entitled to exercise, will be entitled, at their option, to resume or continue (as applicable) the Cash Sweep (PROVIDED, HOWEVER, that the exercise by MLMCI/GACC of their right to resume or continue the Cash Sweep shall not constitute a waiver or cure of the Event of Default).

                           After MLMCI/GACC have been paid the Required
                           Principal Paydown, MLMCI/GACC shall be paid, on each monthly payment date during the remainder of the New Secured Debt term, (i) Interest at the applicable rate required under the New Secured Debt Documents, plus (ii) a principal amortization payment in an amount sufficient, as of the date of such payment, to amortize the principal amount of the New Secured Debt then outstanding over the period commencing on the date of such payment and ending on the thirteenth (13th) anniversary of the Effective Date (the interest payment specified in clause (i) and the principal payment described in clause (ii) being referred to hereinafter, collectively, as the "Revised Payment"), and if at any time MLMCI/GACC do not receive the Revised Payment, the Cash Sweep will resume until MLMCI/GACC have received payments aggregating the same amounts that would have been paid if all Revised Payments had been made in accordance with this Term Sheet. Resumption of the Cash Sweep by MLMCI/GACC upon their failure to receive the Revised Payment will be in addition to, and not in lieu of, the exercise by MLMCI/GACC of any other contractual, legal or equitable remedies in the event any Required Payment is not received when due.

         LOAN EXTENSION:   If CMI has not paid MLMCI/GACC the entire amount of
                           the New Secured Debt (i) within 24 months of the Effective Date, CMI shall pay MLMCI/GACC an Extension
                           Fee equivalent to 1.5% of the remaining principal balance of the New Secured Debt at the end of the 24th month after the Effective Date; (ii) within 30 months of the Effective Date, CMI shall pay
                           MLMCI/GACC an Extension Fee equivalent to 1.5% of the remaining principal balance of the New Secured Debt at the end of the 30th month after the Effective
                           Date; (iii) within 36 months of the Effective Date,
                           CMI shall pay MLMCI/GACC an Extension Fee equivalent to 1.5% of the principal balance of the New Secured
                           Debt remaining at the end of the 36th month after the Effective Date; and (iv) within 42 months of the Effective Date, CMI shall pay MLMCI/GACC an Extension
                           Fee equivalent to 1.5% of the remaining principal balance of the New Secured Debt at the end of the 42nd month after the Effective Date. Failure to pay any Extension Fee on the date when due will constitute an Event of Default under the New Secured
                           Debt Documents.

    EQUITY INVESTMENT:     Subject to the provisions of this paragraph, CMI
                           shall be entitled to utilize the proceeds of any equity investments (including proceeds of sale of assets purchased with proceeds of equity investments) without restriction. If, however, there are realized losses on the Collateral (including losses resulting from appraisal reductions, as described in the second paragraph of the section of this Term Sheet captioned
                           "Transition Events") in excess of the Loss Threshold
                           Amount and MLMCI/GAAC are not otherwise compensated for such losses in the manner specified in the section of this Term Sheet captioned "Transition
                           Events", CMI shall pay (i) 50% of the proceeds it subsequently receives from any equity investment of less than $50 million (including proceeds of sale of assets purchased with the proceeds of such equity investment) to reduce indebtedness and (ii) 75% of the portion of any aggregate equity investment it subsequently receives that exceeds $50 million
                           (including proceeds of sale of assets purchased with the proceeds of such equity investment) to reduce indebtedness. In addition, if CMI elects to use any portion of the proceeds of an equity investment (or any portion of the proceeds of sale of assets purchased with the proceeds of such equity investment) to reduce the principal amount of any indebtedness, then the portion of the proceeds of such equity investment that is used to reduce indebtedness shall be allocated in a ratio no less favorable to MLMCI/GACC than 67% to MLMCI/GACC and 33% to the Unsecured Creditors; PROVIDED, HOWEVER, that CMI may use the first $27 million of proceeds of any equity investment received prior to or concurrent with the Effective Date to reduce its indebtedness to any creditor without the restrictions set forth in this Equity Investment paragraph (but subject, nevertheless, to the restriction set forth in the section of this Term Sheet captioned "Unsecured
                           Paydown"). The amounts paid to MLMCI/GACC and the Unsecured Creditors shall be applied to reduce the amount of outstanding principal of and accrued interest on their respective indebtednesses.

         UNSECURED         Notwithstanding any other provision of this Term
         PAYDOWN:          Sheet permitting or authorizing CMI to utilize
                           certain funds to reduce the amount of principal indebtedness owing to the Unsecured Creditors, and in addition to any other provision of this Term Sheet restricting payments to the Unsecured Creditors, the New Secured
                           Debt Documents will require that, at such time as the outstanding principal indebtedness owing to the Unsecured Creditors has been reduced (from whatever source of funds, including, by way of example only and not by way of limitation, proceeds of equity investments, proceeds of asset sales and cash flow from operations) to or below $100 million, any funds which CMI would otherwise have been permitted or authorized to use to reduce the amount of principal indebtedness owing to the Unsecured Creditors, and which CMI in fact uses to reduce indebtedness, will be allocated in a ratio no less favorable to MLMCI/GACC than 67% to MLMCI/GACC and 33% to the Unsecured Creditors.

               BOARD: A majority of the Board of Directors of CMI, as of the Effective Date, shall be newly-appointed independent directors approved by MLMCI/GACC and the Official Committee of Equity Security Holders if the class(es) of CMI common stockholders vote, or are deemed to have voted, in favor of the Amended Plan and the Official Committee of Unsecured Creditors if the class(es) of Unsecured Creditors vote in favor of the Amended Plan (MLMCI/GACC and the Committee(s) having approval rights as aforesaid being referred to hereinafter as the "Approval Parties"); PROVIDED, HOWEVER, that the Approval Parties' approval will not be required with respect to those (and only those) directors, if any, of the aforesaid majority who are appointed by a new equity investor approved by MLMCI/GACC.

         OPTIONAL          Prior to the Maturity Date, CMI may prepay the New
         REDEMPTION:       Secured Debt in whole or in part, without any penalty
                           or premium, except for payment of actual costs, if any of breaking any LIBOR contracts.

         MISCELLANEOUS:    The New Secured Debt Documents will not contain any
                           mark to market provisions other than as set forth in this Term Sheet.

                           CMI will be required under the New Secured Debt Documents to deliver to MLMCI/GACC all publicly filed financial information when and to the extent same is available to the general public. In addition to such public financial information, CMI will also be required to provide financial information including monthly reconciliation of balances, principal and interest with respect to each CMBS asset included in the Collateral, any servicing, remittance and delinquency reports (in a format reasonably acceptable to CMI), and such other information as MLMCI/GACC may reasonably require. MLMCI/GACC agrees to keep any non-public information confidential.

                           CMI and MLMCI/GAAC will cooperate in good faith to develop a fair and reasonable hedging program.

                           The New Secured Debt Documents will require CMI to submit annual operating budgets, in form and level of detail reasonably acceptable to MLMCI/GACC, to MLMCI/GACC for review and approval.

                           The New Secured Debt Documents will provide for events of default (including grace or cure periods, where appropriate) customary for transactions of this type.

                           The New Secured Debt Documents will contain provisions intended to ensure that MLMCI/GACC will obtain the substantive benefits of this Term Sheet by prohibiting technical circumvention of the requirement that certain cash flow and payments be deposited in the Cash Management Account or the CMI Collection Account (for example, by selling an asset owned by CMI on the Effective Date and using the proceeds to purchase a new asset the cash flow from which would not otherwise be required to be deposited into the Cash Management Account), and the requirement that proceeds of equity investments be applied in the prescribed manner (for example, by using the proceeds of an equity investment to purchase a new asset, reselling such asset and applying the proceeds of such resale in a manner that the proceeds of the equity investment itself could not have been applied).

                           The scheduled maturity of any new notes issued to the Unsecured Creditors will not be earlier than the sixth (6th) anniversary of the Effective Date. The New

                           Secured Debt Documents will require CMI to obtain the approval of MLMCI/GACC of any modification of such notes that would change the scheduled maturity thereof to any earlier date.

                           If requested by MLMCI/GACC, the New Secured Debt may be structured as a "repurchase agreement" consistent with the provisions of this Term Sheet between CMI, as seller, and MLMCI/GACC, as purchaser, with respect to the CMBS that would otherwise constitute Collateral, unless counsel for CMI and counsel for MLMCI/GACC, acting reasonably and in good faith, collectively determine that such structure would materially and adversely affect CMI's REIT status or have material and adverse consequences for CMI under the Investment Company Act of 1940, as amended.

                           The MLMCI/GACC indebtedness shall be allowed pursuant to the Amended Plan based upon the contract (non-default) rate of interest.

                           Pursuant to the Amended Plan, the Debtors and MLMCI/GACC will exchange mutual releases in customary form on the Effective Date.

                           This Term Sheet does not constitute a vote or agreement to vote for the Amended Plan, and no such vote or agreement to vote has been solicited by CMI or anyone acting on its behalf. MLMCI/GAAC's acceptance or rejection of the Amended Plan is conditioned upon their review and approval of all aspects of the Amended Plan and Disclosure Statement. The Effective Date of the Amended Plan must occur no later than May 1, 2000; PROVIDED, HOWEVER, that if the Effective Date has not occurred by that date but the Debtors demonstrate to MLMCI/GACC's reasonable satisfaction that the Effective Date is likely to occur not later than June 1, 2000, the May 1, 2000 deadline will be extended to June 1, 2000.

CRIIMI MAE Inc.


By:
   ----------------------------

German American Capital Corporation


By:
   ----------------------------


By:
   ----------------------------


Merrill Lynch Mortgage Capital Inc.


By:
   ----------------------------